                                                                   EXHIBIT 10.59



                             COMMERCIAL OFFICE LEASE

                                     BETWEEN




                               USGC JOINT VENTURE




                                   AS LANDLORD


                                       AND



                           RAYTEL MEDICAL CORPORATION




                                    AS TENANT




                              DATED: JULY 19, 1999

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
ARTICLE I
BASIC LEASE PROVISIONS                                                        1

ARTICLE II
THE PREMISES                                                                  4

ARTICLE III
TERM                                                                          5

ARTICLE IV
RENT                                                                          5

ARTICLE V
INTENTIONALLY DELETED                                                         6

ARTICLE VI
OPERATING EXPENSES                                                            6

ARTICLE VII
IMPOSITIONS RENTAL                                                           11

ARTICLE VIII
INTENTIONALLY DELETED                                                        13

ARTICLE IX
USE AND REQUIREMENTS OF LAW                                                  13

ARTICLE X
ASSIGNMENT AND SUBLETTING                                                    15

ARTICLE XI
MAINTENANCE AND REPAIR                                                       18

ARTICLE XII
CONDITION OF PREMISES; INITIAL CONSTRUCTION; ALTERATIONS                     19

ARTICLE XIII
SIGNS                                                                        21

ARTICLE XIV
TENANT'S EQUIPMENT AND PROPERTY                                              22

ARTICLE XV
RIGHT OF ENTRY                                                               22

                                                                            Page
                                                                            ----
ARTICLE XVI
INSURANCE                                                                    22

ARTICLE XVII
LANDLORD SERVICES AND UTILITIES                                              24

ARTICLE XVIII
LIABILITY OF LANDLORD                                                        26

ARTICLE XIX
RULES AND REGULATIONS                                                        27

ARTICLE XX
DAMAGE; CONDEMNATION                                                         27

ARTICLE XXI
DEFAULT OF TENANT                                                            28

ARTICLE XXII
MORTGAGES                                                                    30

ARTICLE XXIII
SURRENDER; HOLDING OVER                                                      31

ARTICLE XXIV
QUIET ENJOYMENT                                                              32

ARTICLE XXV
MISCELLANEOUS                                                                32

ARTICLE XXVI
RIGHT OF FIRST OFFER                                                         35

ARTICLE XXVII
OPTION TO RENEW                                                              37

                                LIST OF EXHIBITS

Exhibit A-1    Plan Showing Premises
Exhibit A-2    Legal Description of Land
Exhibit A-3    Reserved Parking Space Location
Exhibit B      Listing of Landlord's Work
Exhibit B-l    Work Agreement (including Schedules I, II, III and IV)
Exhibit C      Rules and Regulations
Exhibit D      Secretary's Certificate
Exhibit E      Janitorial Specifications

                                COMMERCIAL OFFICE
                                      LEASE


    THIS COMMERCIAL OFFICE LEASE (hereinafter the "Lease") is made as of the 19th day of July, 1999 ("Date of Lease"), by and between USGC JOINT VENTURE, a Connecticut joint venture consisting of Griffin Land & Nurseries, Inc., a Delaware corporation, and USAA Real Estate Company, a Delaware corporation ("Landlord"), and RAYTEL MEDICAL CORPORATION, a Delaware corporation ("Tenant").

    Landlord and Tenant, intending legally to be bound, agree as set forth below.


                                    ARTICLE I
                             BASIC LEASE PROVISIONS

    In addition to the terms which are defined elsewhere in this Lease, the following defined terms are used in this Lease:

    1.1 Building. The building located at the address indicated below which is on the Land (as hereinafter defined), and all alterations, additions, improvements, restorations or replacements now or hereafter made thereto.

    1.2  Building Address:   7 Waterside Crossing
                             Windsor, CT 06095



    1.3 Premises. 36,679 Rentable Square Feet (as hereinafter defined), being the entire third floor of the Building and a portion of the second floor of the Building, all as outlined on EXHIBIT A-1 attached hereto and made a part hereof.

    1.4 Land. The piece or parcel of land which comprises the Project (as hereinafter defined), as more particularly described on EXHIBIT A-2 attached hereto and made a part hereof, and all rights, easements and appurtenances thereunto belonging or pertaining, or such portion thereof as shall be allocated by Landlord to the Project.

    1.5 Project. The development known as 7 Waterside Crossing consisting of the real property and all improvements built thereon including without limitation the Land, Building, Common Area (as hereinafter defined), Parking Facilities (as hereinafter defined), and any other buildings, walkways, driveways, fences and landscaping, containing approximately 80,520 Rentable Square Feet (as hereinafter defined).

    1.6 Rentable Square Feet (Foot) or Rentable Area. The rentable area within the Premises or the Building or any other building within the Project, as the case may be, calculated as follows: (i) in the case of a single tenancy floor, all floor area within the inside surface of the exterior walls of the building excluding only the areas ("Service Areas") used for building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts, and vertical ducts, but including any Service Areas which are for the specific use of the particular tenant, such as special stairs or elevators, plus an allocation of the square footage of the building's elevator equipment room, central mechanical room, ground floor lobbies, and all the Common Area on each such floor; and (ii) in the case of a floor to be occupied by more than one tenant, all floor areas within the inside surface of the exterior walls enclosing the Premises on such floor and measured to the mid-point of the walls separating areas leased by or held for lease to other tenants or from the Common

Area, but including a proportionate part of the Common Area located on such floor based upon the ratio which the Tenant's Rentable Area (determined by excluding the Common Area) on such floor bears to the aggregate Rentable Area (determined by excluding the Common Areas) on such floor plus an allocation of the square footage of the building's elevator equipment room, central mechanical room, and ground floor lobbies. No deductions from Rentable Area shall be made for columns or projections necessary to the building.

    1.7 Permitted Use. The Premises shall be used solely for general business office purposes, including uses reasonably related and ancillary thereto, such as storage. In addition, Landlord consents to an employee breakroom within the Premises.

    1.8 Commencement Date. August 1, 1999.

    1.9 Expiration Date. July 31, 2004.

    1.10 Term. Sixty (60) months (plus any partial month), beginning on the Commencement Date and expiring on the Expiration Date.

    1.11 Basic Rent. The amount set forth in the following schedule, subject to adjustment as specified in ARTICLE IV.

                                       Approximate
                                     Annual Basic Rent          Monthly                Annual
    Month(s)                      Per Rentable Square Foot     Basic Rent            Basic Rent
    --------                      ------------------------     ----------            ----------
    1 through 24 (plus partial           $13.75                $42,028.02            $504,336.24
    month, if any)

    25 through 36                        $14.00                $42,792.17            $513,506.04

    37 through 60                        $14.25                $43,556.31            $522,675.72

    1.12 Base Year. A period of twelve (12) months comprising calendar year 1999. However, solely for purposes of ARTICLE VII hereof, "Base Year" shall mean those Impositions (as hereinafter defined) as set forth on the October 1, 1998 Grand List of the Town of Windsor, CT.

    1.13 Lease Year. Each consecutive twelve (12) month period elapsing after:
(i) the Commencement Date if the Commencement Date occurs on the first day of a month; or (ii) the first day of the month following the Commencement Date if the Commencement Date does not occur on the first day of a month. Notwithstanding the foregoing, the first Lease Year shall include the additional days, if any, between the Commencement Date and the first day of the month following the Commencement Date, in the event the Commencement Date does not occur on the first day of a month.

    1.14 Calendar Year. For the purpose of this Lease, Calendar Year shall be a period of twelve (12) months commencing on each January 1 during the Term, except that the first Calendar Year shall be that period from and including the Commencement Date through December 31 of that same year, and the last Calendar Year shall be that period from and including the last January 1 of the Term through the earlier of the Expiration Date or date of Lease termination.

    1.15 Tenant's Proportionate Share. Tenant's Proportionate Share of the Project is 45.55% (determined by dividing the Rentable Square Feet of the Premises by the Rentable Square Feet of the Project and multiplying the resulting quotient by one hundred and rounding to the second decimal place).

    1.16 Parking Space Allocation. Tenant shall be allocated 146 parking spaces (approximately 4 spaces per 1,000 Rentable Square Feet leased) within the Parking Facilities. Included within such allocation shall be four (4) reserved spaces, said reserved spaces to be initially located as shown on Exhibit A-3 attached hereto; however, Landlord reserves the right to relocate Tenant's four
(4) reserved spaces by written notice to Tenant. Except for said reserved spaces, all parking spaces allocated to Tenant shall be unreserved and non-exclusive. Tenant's parking space allocation includes a proportionate share of visitors spaces and handicap spaces. Tenant's parking space allocation (but not the reserved parking) shall be equitably adjusted (up or down) in the event that the size of the Premises ever decreases (i.e., casualty, condemnation) or increases (i.e., ARTICLE XXVI hereof). Tenant's use of the Parking Facilities shall be without any additional change(s) other than those expressly set forth or expressly contemplated in this Lease.

    1.17  Security Deposit.         None.

    1.18  Broker:                   Steven Fine Associates, Inc.
                                    125 Michael Drive
                                    Syosset, NY 11791

    1.19  Guarantor(s):             None

    1.20  Landlord's Notice         USAA Real Estate Company
          Address:                  9830 Colonnade Boulevard, Suite 600
                                    San Antonio, Texas  78230-2239
                                    Attention: AVP Portfolio Management


          with a copy at            USAA Real Estate Company
          the same time to:         9830 Colonnade Boulevard, Suite 600
                                    San Antonio, Texas  78230-2239
                                    Attention: VP Real Estate Counsel

          with a copy at the        Griffin Land & Nurseries, Inc.
          same time to:             204 West Newberry Road
                                    Bloomfield, CT 06002
                                    Attention: Director of Leasing

    1.21  Tenant's Notice Address:
                                    Raytel Medical Corporation
                                    7 Waterside Crossing
                                    Windsor, CT 06095
                                    Attention: Allan Zinberg, President
          with a copy at
          the same time to:         Raytel Medical Corporation
                                    2755 Campus Drive
                                    San Mateo, California 94403
                                    Attention: Richard F. Bader, Chairman


    1.22  Guarantor(s) Notice Address: N/A

    1.23 Interest Rate: The per annum interest rate listed as the base rate (the "Base Rate") on corporate loans at large U.S. money center commercial banks as published from time to time under "Money Rates" in the Wall Street Journal plus two percent (2%), but in no event greater than the maximum rate permitted by law. In the event the Wall Street Journal ceases to publish the Base Rate, Landlord shall choose, at Landlord's discretion, a similarly published rate.

    1.24 Common Area: All areas, improvements, facilities and equipment from time to time designated by Landlord for the general and nonexclusive common use or benefit of Tenant, other tenants of the Project, Landlord and their respective Agents, including, without limitation, roadways, entrances and exits, hallways, stairs, loading areas, landscaped areas, open areas, park areas, exterior lighting, service drives, walkways, sidewalks, atriums, courtyards, concourses, ramps, washrooms, maintenance and utility rooms and closets, exterior utility lines, lobbies, delivery and entrance corridors, elevators and their housing and rooms, common window areas, common walls, common ceilings, common trash areas, vending or mail areas, common pipes, conduits, ducts and wires, and Parking Facilities.

    1.25 Agents: Officers, partners, directors, employees, agents, licensees, contractors, customers and invitees; to the extent customers and invitees are under the principal's control or direction.

    1.26 Parking Facilities: All parking areas now or hereafter designated by Landlord for use by tenants of the Project and/or their guests and invitees, including, without limitation, surface parking, parking decks, parking structures and parking areas under or within the Project whether reserved, exclusive, non-exclusive or otherwise.

                                   ARTICLE II
                                  THE PREMISES

    2.1 Lease of Premises. (a) In consideration of the agreements contained herein and subject to the provisions of paragraph 2.1(b) below, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Term and upon the terms and conditions hereinafter provided. It is specifically understood that the Rentable Square Feet of the Premises have been determined by Landlord's architect and that, for the purpose of any calculations which are based on the Rentable Square Feet of the Premises, the number of Rentable Square Feet stated in ARTICLE I shall control. The Premises are leased subject to, and Tenant agrees not to violate, all present and future covenants, conditions and restrictions of record which affect the Land, all of such documents collectively referred to as the "Restrictions"; provided, however, that Tenant shall not be obligated to comply with any Restrictions which prohibit Tenant from the material benefit, enjoyment or use of the Common Area as herein authorized or the Premises for the Permitted Use as defined in
SECTION 1.7. As an appurtenance to the Premises, Tenant shall have the general and nonexclusive right, together with Landlord and the other tenants of the Project and their respective Agents (as hereinafter defined), to use the Common Area subject to the terms and conditions of this Lease.

               (b) Notwithstanding the foregoing, Tenant acknowledges and agrees that a portion of the second floor component of the Premises, containing 3,020 Rentable Square Feet and designated as "Occupied Portion" on Exhibit A-1 (hereinafter the "Occupied Portion"), is currently occupied by another tenant. In the event that for any reason whatsoever said third party tenant does not vacate the Occupied Portion on a timely basis, such that Landlord can complete the Demising Wall (as hereinafter defined) and deliver vacant possession of the Occupied Portion to Tenant on the Commencement Date, then in such event Landlord shall not be subject to any liability of any nature whatsoever to Tenant, nor shall the Commencement Date or the Expiration Date hereunder be deferred or extended. However, upon any such occurrence Basic Rent payable hereunder shall be appropriately reduced (utilizing the Rentable Square Feet of the Occupied Portion) until Landlord notifies Tenant that the Occupied Portion may be occupied by Tenant, whereupon Basic Rent (prorated for any partial month) shall immediately and automatically revert to the full amount as are set forth in SECTION 1.11 hereof). Landlord agrees to utilize all diligent and continuing efforts to ensure that said present third party tenant timely vacates and surrenders the Occupied Portion.

    2.2 Landlord's Reservations. Landlord shall retain absolute dominion and control over the Common Area and shall operate and maintain the Common Area in such manner as Landlord in its sole discretion, shall determine; provided however, such exclusive right shall not operate to prohibit Tenant from its material benefit and enjoyment of the Common Areas and the Premises for the Permitted Use as defined in SECTION 1.7, and provided further that Landlord agrees to maintain the Common Area in a manner consistent with other similarly situated/similar quality building(s). Tenant acknowledges that without advance notice to Tenant and without any liability to Tenant in any respect, Landlord shall have the right to (a) Temporarily close any of the Common Area for maintenance, alteration or improvement purposes; and (b) Change, alter, add to, temporarily close or otherwise affect the Parking Facilities or the Parking Space Allocation in such manner as Landlord, in its sole discretion, deems appropriate including, without limitation, the right to designate reserved spaces available only for use by one or more tenants (however, in such event, those parking spaces shall still be deemed Common Area for the purpose of the definition of Operating Expenses), provided that, except in emergency situations or situations beyond Landlord's control, Landlord shall not materially adversely affect ingress and egress and Landlord shall provide alternative Parking Facilities.

    In addition to the other rights of Landlord under this Lease, Landlord further reserves to itself and its respective successors and assigns the right to use Tenant's name and the Rentable Square Feet of the Premises in promotional materials relating to the Building or the Project; however, Landlord agrees not to utilize Tenant's name in any third party media advertising (i.e. newspapers, television) without Tenant's consent. Subject to the foregoing provisions of this SECTION 2.2, Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or Tenant's use or occupancy of the Premises.

                                   ARTICLE III
                                      TERM

    3.1 Term. The Term shall commence on the Commencement Date and expire at midnight on the Expiration Date.


                                   ARTICLE IV
                                      RENT

    4.1 Basic Rent. Subject to adjustment upon and subject to the provisions of paragraph 2.1(b) hereof, Tenant shall pay to Landlord the Basic Rent as specified in SECTION 1.11.

    4.2 Payment of Basic Rent. Basic Rent shall be payable in monthly installments as specified in SECTION 1.11, in advance, without demand, notice, deduction, offset or counterclaim (except as may be hereinafter expressly set forth) on or before the first day of each and every calendar month during the Term; provided, however, if the Commencement Date occurs on a date other than on the first day of a calendar month, Basic Rent prorated from such date until the first day of the following month shall be due and payable on the Commencement Date . Tenant shall pay the Basic Rent and all Additional Rent as hereinafter defined, by good check or in lawful currency of the United States of America, to Landlord at such address as Landlord specifies to Tenant. Any payment made by Tenant to Landlord on account of Basic Rent may be credited by Landlord to the payment of any late charges then due and payable and to any Basic Rent or Additional Rent then past due before being credited to Basic Rent currently due.

    4.3 Additional Rent. All sums payable by Tenant under this Lease, other than Basic Rent, shall be deemed "Additional Rent," and, unless otherwise set forth herein, shall be payable in the same manner as set forth above for Basic Rent.

    4.4 Rent. Basic Rent as defined in SECTION 1.11 hereof and Additional Rent as defined in SECTION 4.3 above shall jointly be referred to as "Rent".

    4.5 Sales or Excise Taxes. Tenant shall pay to Landlord as Additional Rent, concurrently with payment of Basic Rent or Additional Rent to Landlord all taxes (including, but not limited to any and all sales, rent or excise taxes) on Basic Rent or Additional Rent or other amounts payable by Tenant to or otherwise benefiting Landlord, as levied or assessed by any governmental or political body or subdivision thereof against Landlord on account of such Basic Rent, Additional Rent or other amounts payable by Tenant to or otherwise benefiting Landlord, or any portion thereof. However, Tenant shall not be responsible for any general income, franchise, or inheritance tax assessed against Landlord.


                                    ARTICLE V
                              INTENTIONALLY DELETED


                                   ARTICLE VI
                               OPERATING EXPENSES

    6.1 Operating Expense Rental. Commencing on August 1, 2000, Tenant shall pay to Landlord throughout the remainder of the Term and the Renewal Term, if exercised, as Additional Rent, Tenant's Proportionate Share (as defined in
SECTION 1.15) of the amount by which the Operating Expenses (as hereinafter defined) during each full and partial Calendar Year exceed the Operating Expenses for the Base Year (the "Operating Expense Rental"). For the period August 1, 2000 through December 31, 2000 and for the last Calendar Year hereunder (assuming that the Expiration Date is other than December 31), the Operating Expenses for the Base Year and applicable Calendar Year shall be appropriately prorated.

    6.2 Operating Expenses Defined. As used herein, the term "Operating Expenses" shall mean all actual expenses, costs and disbursements of every kind and nature, except as specifically excluded otherwise herein, which Landlord incurs because of or in connection with the ownership, maintenance, management and operation of the Project, including, if the Project during the Base Year and/or any subsequent Calendar Year is less than ninety-five percent (95%) occupied, all additional costs and expenses of operation, management and maintenance of the Project (including management fees) which Landlord reasonably determines that it would have paid or incurred during the Base Year and/or any such Calendar Year if the Project had been ninety-five percent (95%) occupied. Operating Expenses may include, without limitation, all costs, expenses and disbursements incurred or made in connection with the following:

        (a) Wages and salaries of all employees, whether employed by Landlord or the Project's management company, engaged in the operation and maintenance of the Project, and all costs related to or associated with such employees or the carrying out of their duties, including uniforms and their cleaning, taxes, auto allowances and insurance and benefits (including, without limitation, contributions to pension and/or profit sharing plans and vacation or other paid absences); to the extent these employees work on other building(s) and/or projects, such costs shall be pro-rated, based upon time spent on the Project;

        (b) All supplies, tools, equipment and materials, including janitorial and lighting supplies, used directly in the operation and maintenance of the Project, including any lease payments therefor; provided, however, any such equipment which under generally accepted accounting principles should be classified as capital items shall be amortized on a straight-line basis over their useful lives, not to exceed the Project's useful life, together with interest on the unamortized balance of such cost at the Interest Rate, or such higher or lower rate as may have been paid by Landlord on funds borrowed for the purposes of purchasing such equipment;

        (c) All utilities, including, without limitation, the Common Area (pay) telephone, water, sewer, power, gas, heating, lighting and air conditioning for the Project; notwithstanding the foregoing, no electricity costs shall be included in Operating Expenses (Tenant shall pay for electricity as set forth in ARTICLE XVII hereof).

        (d) All maintenance, operation and service agreements for the Project, and any equipment related thereto, including, without limitation, service and/or maintenance agreements for the Parking Facilities, energy management, HVAC, plumbing and electrical systems, and for window cleaning, elevator maintenance, janitorial service, groundskeeping, interior and exterior landscaping and plant maintenance;

        (e) All insurance purchased by Landlord or the Project's management company relating to the Project and any equipment or other property contained therein or located thereon including, without limitation, casualty, liability, earthquake, rental loss, sprinkler and water damage insurance;

        (f) All repairs to the Project (excluding to the extent repairs are paid for by the proceeds of insurance or by Tenant or other third parties other than as a part of the Operating Expenses), including interior, exterior, structural or nonstructural repairs, and regardless of whether foreseen or unforeseen; provided, however, any such repairs which under generally accepted accounting principles should be classified as capital improvements shall be amortized on a straight-line basis over their useful lives, not to exceed the Project's useful life, together with interest on the unamortized balance of such cost at the Interest Rate, or such higher or lower rate as may have been paid by Landlord on funds borrowed for the purposes of constructing such capital improvements;

        (g) All maintenance of the Project, including, without limitation, Common Area and exterior repainting, replacement of wall coverings and window coverings, replacement of carpeting, ice and snow removal, window washing, landscaping, groundskeeping, trash removal and the patching, painting, resealing and complete resurfacing of roads, driveways and parking lots; provided, however, any such maintenance, repairs or replacements which under generally accepted accounting principles should be classified as capital improvements shall be amortized on a straight-line basis over their useful lives, not to exceed the Project's useful life, together with interest on the unamortized balance of such cost at the Interest Rate, or such higher or lower rate as may have been paid by Landlord on funds borrowed for the purposes of constructing such capital improvements;

        (h) A management fee payable to Landlord or the company or companies managing the Project, if any, not to exceed five percent (5%) of gross revenues from the Project;

        (i) Accounting and legal fees incurred in connection with the operation and maintenance of the Project, or related thereto;

        (j) Any additional services not provided to the Project at the Commencement Date but thereafter provided by Landlord which Landlord reasonably deems necessary or desirable in connection with the management or operation of the Project;

        (k) Any capital improvements made to the Project for the purpose of reducing Operating Expenses or which are required under any governmental law or regulation that was not applicable to the Project as of the Date of Lease (which are not a result of the nature of Tenant's specific use of the Premises, which capital improvements shall be the responsibility of Tenant), the cost of which shall be amortized on a straight-line basis over the improvement's useful life, not to exceed the Project's useful life, together with interest on the unamortized balance of such cost at the Interest Rate, or such higher or lower rate as may have been paid by Landlord on funds borrowed for the purposes of constructing such capital improvements; and

        (l) Other expenses and costs reasonably necessary for operating and maintaining the Project.

    Notwithstanding the foregoing, Operating Expenses shall not include:

    (i) costs associated with the operation of the business of the partnership which constitutes the Landlord, as the same are distinguished from the cost of operation of the Project;

    (ii) attorneys' fees incurred by Landlord in connection with negotiations for leases with tenants or prospective tenants of the Project and in connection with disputes with and/or enforcement of any leases with tenants or prospective tenants of the Project; provided, however, Operating Expenses shall include those reasonable attorneys' fees and other costs and expenses incurred in connection with Landlord's successful negotiations of disputes or claims related to items of Operating Expenses, enforcement of Rules and Regulations for the Project and such other matters relating to the maintenance of standards required by Landlord under the Lease;

    (iii) costs of tenant services not offered on a regular basis to all tenants of the Building;

    (iv) any cost representing an amount paid for services or materials to a person, firm or entity related to Landlord or any general partner of Landlord, to the extent such amount exceeds the amount that would be paid for such services or materials of comparable quality at the then existing market rates to an unrelated person, firm or corporation;

    (v) costs of tenant improvements, including architectural and engineering costs, "tenant allowances" and "tenant concessions", permit, license and inspection fees, clean-up costs and other costs and expenses incurred in renovating leased space for the exclusive use of a particular tenant of the Project;

    (vi)      capital items other than those referred to in subsection (b), (f),
              (g) and (l) above;

    (vii) costs associated with the repair or correction of latent defects in the initial design or construction of the Project;

    (viii) items and services for which a tenant or any third party specifically reimburses Landlord or for which a tenant pays third persons;

    (ix) depreciation or amortization of the Project or any other improvements, fixtures or equipment within the Project, except as otherwise provided in subsections (b), (f), (g), and (l) above;

    (x) interest, principal, points and fees or amortization on any mortgage or any other debt instrument encumbering the Project;

    (xi) wages, salaries, fees and benefits paid to administrative or executive personnel of Landlord above the level of Project Manager and below such level for any personnel to the extent not involved in the direct management of the Building or Project;

    (xii) Landlord's cost and expense of cleaning up, removing, remediating or repairing any soil or groundwater contamination or other damage or contamination caused by the presence or any release of Hazardous Materials in, on, from, under or about the premises or Project, except to the extent of Tenant's obligation pursuant to
              SECTION 9.3 above;

    (xiii) any compensation paid to persons, including clerks and attendants, in connection with Landlord's operating food or retail concessions, excluding any operation of the Parking Facilities;

    (xiv)     Landlord's advertising and promotional expenses;

    (xv) expenditures incurred by Landlord for the repair or damage to the Project resulting from fire or other casualty to the extent Landlord is reimbursed by insurance proceeds;

    (xvi) expenditures incurred by Landlord for the repair of damage to the Project resulting from the exercise of the right of eminent domain or voluntary conveyance in lieu thereof to the extent Landlord is reimbursed by the condemning authority;

    (xvii)    leasing and sales commissions and finders' fees;

    (xviii)   Impositions (as defined in ARTICLE VII hereof);

    (xix)     expenditures which are reimbursed or compensated by warranties;

    (xx) costs incurred due to Landlord's violation of laws in effect as of the date of this Lease;

    (xxi) the cost of acquiring and installing signs (other than directional or informational signs) in or on the Building identifying the owner of the Building or the owner of the Project or the costs of acquiring and installing exterior signage on the Building identifying any tenant of the Building or Project;

    (xxii) all interest, late charges, penalties and attorneys' fees incurred as a result of Landlord's violation of laws promulgated after the date of this Lease, except to the extent resulting from the failure of Tenant to pay Rent in a timely manner;

    (xxiii)   ground rents or underlying lease rental, if any;

    (xxiv)    Landlord's charitable or political contributions;

    (xxv)     bad debt loss, rent loss or reserves for bad debts or rent loss;

    (xxvi) costs for paintings, sculpture or other works of art, unless decorative and non-investment grade in terms of quality and utilized for cosmetic enhancement of the Common Areas only; and

    (xxvii) costs of compliance with the ADA to the extent Landlord is responsible for such costs pursuant to SECTION 9.4(A) herein.


    6.3 Adjustments to Operating Expense Rental. Landlord shall submit to Tenant, before the expiration of the Base Year and the beginning of each Calendar Year thereafter or as soon thereafter as reasonably possible, a statement of Landlord's reasonable estimate of Tenant's Proportionate Share of the increase in Operating Expenses over Operating Expenses for the Base Year payable by Tenant during such Calendar Year. Commencing upon expiration of the Base Year and in addition to the Basic Rent, Tenant shall pay to Landlord on or before the first day of each month during such Calendar Year an amount equal to one-twelfth (1/12) of Tenant's Proportionate Share of the estimated increase in Operating Expenses over Operating Expenses for the Base Year payable by Tenant for such Calendar Year as set forth in Landlord's statement. If Landlord fails to give Tenant notice of its estimated payments due under this section for any Calendar Year, then Tenant shall continue making monthly estimated payments in accordance with the estimate for the previous Calendar Year until a new estimate is provided. If Landlord reasonably determines that, because of unexpected increases in Operating Expenses, Landlord's estimate of the Operating Expenses was too low, then Landlord shall have the right to give a new statement of the estimated Operating Expenses due from Tenant for such Calendar Year or the balance thereof and to bill Tenant for any deficiency which may have accrued during such Calendar Year, and Tenant shall thereafter pay monthly estimated payments based on such new statement.

    Within ninety (90) days after the expiration of each Calendar Year following expiration of the Base Year, or as soon thereafter as is practicable, Landlord shall submit a statement to Tenant showing the actual Operating Expenses for such Calendar Year and Tenant's Proportionate Share of the amount by which such Operating Expenses exceed the Operating Expenses for the Base Year. If for any Calendar Year, Tenant's estimated monthly payments exceed Tenant's Proportionate Share of the amount by which the actual Operating Expenses for such Calendar Year exceed the Operating Expenses for the Base Year, then Landlord shall give Tenant a credit (or payment, if this Lease has or is to expire) in the amount of the overpayment toward Tenant's next monthly payments of estimated Operating Expenses. If for any Calendar Year Tenant's estimated monthly payments are less than Tenant's Proportionate Share of the amount by which the actual Operating Expenses for such Calendar Year exceed the Operating Expenses for the Base Year, then Tenant shall pay the total amount of such deficiency to Landlord within fifteen (15) days after receipt of the statement from Landlord. Landlord's and Tenant's obligations with respect to any overpayment or underpayment of Operating Expenses shall survive the expiration or termination of this Lease.

    Provided that no Event of Default shall exist under this Lease at the time Tenant exercises any audit right hereunder, or would exist but for the pendency of any cure periods provided for under SECTION 21.1, Tenant shall have one hundred and twenty (120) days after receipt of each Landlord's statement itemizing actual Operating Expenses to notify Landlord that Tenant disputes Landlord's calculation; Tenant's failure to so notify Landlord shall render Tenant's audit right hereunder null and void in all respects concerning the Calendar Year covered by such statement. In the event Tenant timely notifies Landlord with respect to any statement, Tenant shall have one hundred eighty
(180) days after delivery of the Operating Expenses reconciliation statement within which to complete an audit of Landlord's books and records concerning the Operating Expenses for the Project for such previous

Calendar Year, at Tenant's sole cost and expense. Tenant, or an independent certified public accountant designated by Tenant, shall have the right to inspect Landlord's books and records concerning the Operating Expenses for the Project for such previous Calendar Year during Landlord's normal business hours and at Landlord's local office upon at least thirty (30) days prior written notice. Tenant shall be entitled to only one audit per Calendar Year during the Term and in no event shall any audit extend beyond thirty (30) days, nor shall any auditor be compensated on a contingency fee basis. Tenant shall deliver to Landlord a copy of the results of such audit within ten (10) days of receipt by Tenant. In the event that Tenant's review of Landlord's books and records results in a determination that Tenant's payment of Tenant's Proportionate Share of the Operating Expenses exceeded Tenant's Proportionate Share of the actual Operating Expenses which should have been passed through to Tenant, as substantiated, at Landlord's option, by an independent certified public accountant, then a credit in the amount of the overpayment shall be applied towards Tenant's next monthly payments of Operating Expenses. In addition, if Tenant's review of Landlord's books and records results in a determination that Tenant's payment of Tenant's Proportionate Share of Operating Expenses exceeded by 10% or more Tenant's Proportionate Share of actual Operating Expenses which should have been passed through to Tenant, as substantiated, at Landlord's option, by an independent certified public accountant, then Landlord further agrees to reimburse Tenant for the reasonable and documented out-of-pocket fees incurred by Tenant in performing such audit. In the event that Tenant's review of Landlord's books and records results in a determination that Tenant's payment of Tenant's Proportionate Share of the Operating Expenses was less than Tenant's Proportionate Share of the actual Operating Expenses which should have been passed through to Tenant, as substantiated, at Landlord's option, by a certified public accountant, then Tenant shall pay the total amount of such deficiency to Landlord within thirty (30) days after delivery of an invoice from Landlord. Further, it is understood and agreed that at Landlord's option Landlord may require, as a condition precedent to any Tenant audit hereunder, that Tenant and/or Tenant's audit designee execute and deliver to Landlord a confidentiality agreement in form and content satisfactory to Landlord.

                                   ARTICLE VII
                               IMPOSITIONS RENTAL

    7.1 Impositions Rental. Commencing upon expiration of the Base Year, Tenant shall pay to Landlord, throughout the remainder of the Term and the Renewal Term, if exercised, as Additional Rent, Tenant's Proportionate Share (as defined in SECTION 1.15) of the amount by which the Impositions (as hereinafter defined) during each Calendar Year exceed the Impositions for the Base Year ("Impositions Rental"). In the event that the Expiration Date is other than the last day of a Calendar Year, then Impositions for the Base Year and applicable Calendar Year shall be appropriately prorated.

    7.2. Impositions Defined. Impositions shall be defined as all real property taxes and assessments levied against the Project and the various estates therein and the underlying Land, all personal property taxes levied on personal property of Landlord used exclusively in the management, operation, maintenance and repair of the Project (or, if not exclusively used, then an appropriate pro rata portion thereof, based on percentage of usage), all taxes, assessments and reassessments of every kind and nature whatsoever levied or assessed in lieu of or in substitution for existing or additional real or personal property taxes and assessments on the Project or the sale, conveyance, assignment, ground lease or other transfer thereof, service payments in lieu of taxes, excises, transit charges and fees, housing, park and child care assessments, development and other assessments, reassessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed or imposed by any public authority upon the Project, its operations or the Rent provided for in this Lease, or amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises or Project or become payable during the Term. Further, for the purposes of this Article, Impositions shall include the reasonable expenses (including, without limitation, attorneys' fees) incurred by Landlord in challenging or obtaining or attempting to obtain a reduction of such Impositions, regardless of the outcome of such challenge. Notwithstanding the foregoing, Landlord shall have no obligation to challenge Impositions. If as a result of any such challenge, a tax refund is made to Landlord, then provided no uncured Event of Default exists under this Lease, the amount of such refund less the actual expenses of the challenge shall be deducted from Impositions due in the Lease Year such refund is received. In the case of any Impositions which may be evidenced by improvement or other bonds or which may be paid in annual or other periodic installments, Landlord shall elect to cause such bonds to be issued or cause such assessment to be paid in installments over the maximum period permitted by law. Nothing contained in this Lease shall require Tenant to pay any franchise, estate, inheritance or succession transfer tax of Landlord, or any income, profits or revenue tax or charge, upon the net income of Landlord from all sources; provided, however, that if at any time during the Term under the laws of the United States Government or the state, or any political subdivision thereof, a tax (including, but not limited to any sales tax) or excise on Rent or other amounts payable by Tenant to Landlord, or any other tax however described, is levied or assessed by any such political body against Landlord on account of Rent, or a portion thereof, Tenant shall pay one hundred percent (100%) of any such tax or excise as Additional Rent as provided in
SECTION 4.5 above.

    7.3 Adjustments to Impositions Rental. Landlord shall submit to Tenant, before the expiration of the Base Year and the beginning of each Calendar Year thereafter or as soon thereafter as reasonably possible, a statement of Landlord's estimate of Tenant's Proportionate Share of the increase in Impositions over Impositions for the Base Year payable by Tenant during such Calendar Year. Commencing upon expiration of the Base Year and in addition to the Basic Rent, Tenant shall pay to Landlord on or before the first day of each month during such Calendar Year an amount equal to one-twelfth (1/12) of Tenant's Proportionate Share of the estimated increase in Impositions over Impositions for the Base Year payable by Tenant for such Calendar Year as set forth in Landlord's statement. If Landlord fails to give Tenant notice of its estimated payments due under this section for any Calendar Year, then Tenant shall continue making monthly estimated payments in accordance with the estimate for the previous Calendar Year until a new estimate is provided. If Landlord determines that, because of unexpected increases in Impositions or other reasons, Landlord's estimate of the Impositions was too low, then Landlord shall have the right to give a new statement of the Impositions due from Tenant for such Calendar Year or the balance thereof and to bill Tenant for any deficiency which may have accrued during such Calendar Year, and Tenant shall thereafter pay monthly estimated payments based on such new statement.

        Within ninety (90) days after the expiration of each Calendar Year following expiration of the Base Year, or as soon thereafter as is practicable, Landlord shall submit a statement to Tenant showing the actual Impositions for such Calendar Year and Tenant's Proportionate Share of the amount by which such Impositions exceed the Impositions for the Base Year. If for any Calendar Year, Tenant's estimated monthly payments exceed Tenant's Proportionate Share of the amount by which the actual Impositions for such Calendar Year exceed the Impositions for the Base Year, then Landlord shall give Tenant a credit in the amount of the overpayment toward Tenant's next monthly payments of estimated Impositions. In the event the Lease has expired, any such overpayment shall be paid directly to the Tenant. If for any Calendar Year Tenant's estimated monthly payments are less than Tenant's Proportionate Share of the amount by which the actual Impositions for such Calendar Year exceed the Impositions for the Base Year, then Tenant shall pay the total amount of such deficiency to Landlord within fifteen (15) days after receipt of the statement from Landlord. Landlord's and Tenant's obligations with respect to any overpayment or underpayment of Impositions shall survive the expiration or termination of this Lease.

                                  ARTICLE VIII
                              INTENTIONALLY DELETED

                                   ARTICLE IX
                           USE AND REQUIREMENTS OF LAW

    9.1 Use. The Premises will be used only for the Permitted Use (as defined in SECTION 1.7). Tenant will not: (i) do or permit to be done in or about the Premises, nor bring to, keep or permit to be brought or kept in the Premises, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation which is now in force or which may be enacted or promulgated after the Date of Lease; (ii) do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants of the Building or Project; (iii) use or allow the Premises to be used for any unlawful purpose; (iv) cause, maintain or permit any nuisance in, on or about the Premises or commit or allow to be committed any waste in, on or about the Premises; or (v) subject the Premises to any use which would increase the existing rate of insurance on the Project or any portion thereof or cause any cancellation of any insurance policy covering the Project or any portion thereof, Landlord acknowledging and agreeing that general business office use will not in and of itself increase insurance rates (other than normal annual increases).

    9.2 Requirements of Law. Except for the work to be performed by Landlord as set forth on Exhibit B attached hereto, and subject to the remaining provisions of this SECTION 9.2, throughout the term of this Lease Tenant, at its sole cost and expense, shall promptly comply with: (i) all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or in force after the Commencement Date of the Lease; (ii) the requirements of any board of fire underwriters or other similar body constituted now or after the Commencement Date of the Lease; (iii) any direction or occupancy certificate issued pursuant to any law by any public officer or officers; and (iv) all Restrictions. However, Tenant's obligations under this SECTION 9.2 shall be limited to those compliance obligations arising as a result of the particular use, occupation and/or actions by Tenant , or arising as a result of improvements made by or for Tenant. Consistent with the foregoing, Landlord shall be responsible for any compliance obligations which may apply uniformly to the Project as a whole and do not result from Tenant's specific use, occupation, actions or improvements.

    9.3 Hazardous Materials.(a) Tenant shall not bring or permit to remain on the Premises or the Project, or allow any of Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees, or subtenants, to bring or permit to remain on the Premises or the Project, any asbestos, petroleum or petroleum products, used oil, explosives, toxic materials or substances defined as hazardous wastes, hazardous materials or hazardous substances under any federal, state or local law or regulation ("Hazardous Materials"), except for routine office (such as copier toner) and janitorial supplies used on the Premises and stored in the usual and customary manner and quantities, and in compliance with all applicable environmental laws and regulations. Further, Tenant may keep and utilize reasonable numbers of batteries at the Premises and a reasonable amount of rubbing alcohol (in one gallon containers), provided the same are handled, stored, utilized and disposed of in full compliance with all applicable environmental laws and regulations and MSDS sheets. Tenant shall not install or operate any underground storage tanks on or under the Premises or the Project. Tenant's violation of the foregoing prohibitions shall constitute a material breach and default hereunder and Tenant shall indemnify, protect, hold harmless and defend (by counsel acceptable to Landlord) Landlord, and its directors, officers, employees, shareholders, agents, contractors and each of their respective successors and assigns, from and against any and all claims, damages, penalties, fines, liabilities and cost (including reasonable attorneys' fees and court costs) caused by or arising out of (i) a violation of the foregoing prohibition or (ii) the presence or release of any Hazardous Materials on, from, under or about the Premises, the Project or other properties as the direct or indirect result of Tenant's occupancy of the Premises. Tenant, at its sole cost and expense, shall clean up, remove, remediate and repair any soil or groundwater contamination or other damage or contamination in conformance with the requirements of applicable law caused by the presence or any release of any Hazardous Materials in, on, from, under or about the Premises during the term of this Lease. Neither the written consent of Landlord to the presence of the Hazardous Materials, nor Tenant's compliance with all laws applicable to such Hazardous Materials, shall relieve Tenant of its indemnification obligation under this Lease. Tenant shall immediately give Landlord written notice (i) of any suspected breach of this section, (ii) upon learning of the presence or any release of any Hazardous Materials, or (iii) upon receiving any notices from governmental agencies or other parties pertaining to Hazardous Materials which may affect the Premises. Landlord shall have the right from time to time, but not the obligation, to enter upon the Premises to conduct such inspections and undertake such sampling and testing activities as Landlord deems necessary or desirable to determine whether Tenant is in compliance with this provision. The obligations of Tenant hereunder shall survive the expiration or earlier termination, for any reason, of this Lease.

    (b) Landlord shall indemnify, defend and hold harmless Tenant from and against any and all claims, damages, fines, judgments, penalties, costs, liabilities losses and attorneys' fees to the sole extent caused by Landlord and
(i) arising out of or in connection with the existence of Hazardous Materials on the Premises, Building or Project; or (ii) relating to any clean-up or remediation of the Premises, Building or Project required under any applicable environmental laws or regulations. The obligations of Landlord under this
SECTION 9.3(b) shall survive the expiration or earlier termination, for any reason, of this Lease.

    9.4 ADA Compliance. Notwithstanding any other statement in this Lease, the following provisions shall govern the parties' compliance with the ADA (as defined below):

    (a) To the extent governmentally required as of the Commencement Date of this Lease, Landlord shall, as promptly as possible either before or after the Commencement Date, comply at its expense, and such expense shall not be included as an Operating Expense of the Project, with Title III of the Americans With Disabilities Act of 1990, as amended from time to time, Public Law 101-336; 42 U.S.C. Sections 12101, et seq. (the "ADA") with respect to any repairs, replacements or alterations to the Common Area of the Project.

    (b) To the extent governmentally required subsequent to the Commencement Date of this Lease as a result of an amendment to the ADA subsequent to the Commencement Date of this Lease, Landlord shall comply with Title III of the ADA with respect to any repairs, replacements or alterations to the Common Area of the Project, and such expense shall be included as an Operating Expense of the Project.

    (c) Landlord shall indemnify, defend and hold harmless Tenant and its Agents from all fines, suits, procedures, penalties, claims, liability, losses, expenses and actions of every kind, and all costs associated therewith (including, without limitation, reasonable attorneys' and consultants' fees) arising out of or in any way connected with Landlord's failure to comply with the ADA as required above.

    (d) Except for the work to be performed by Landlord as listed in Exhibit B, as part of the Tenant Work to be performed by Tenant as more particularly set forth in Exhibit B-1 attached hereto (but without increasing Landlord's monetary obligations as set forth in said Exhibit B-1), Tenant shall ensure that the Premises complies with the ADA as of the Commencement Date. To the extent governmentally required subsequent to the Commencement Date, or if required as a result of Tenant's acts, or Tenant's operations from the Premises, or any Tenant alternations, Tenant shall comply, at its expense, with the ADA with respect to the Premises.

    (e) Tenant shall indemnify, defend and hold harmless Landlord and its Agents from all fines, suits, procedures, penalties, claims, liability, losses, expenses and actions of every kind, and all costs associated therewith (including, without limitation, reasonable attorneys' and consultants' fees) arising out of or in any way connected with Tenant's failure to comply with the ADA as required above.

                                    ARTICLE X
                            ASSIGNMENT AND SUBLETTING

    10.1  Landlord's Consent.

    (a) Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit a third party to occupy or use) the Premises, or any part thereof, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effected by operation of law or otherwise, without the prior written consent of Landlord. Landlord agrees not to unreasonably with hold or delay its consent with respect to an assignment or subletting for general business office use (but the foregoing shall not be construed as waiving Landlord's recapture right if and to the extent then available under and subject to the provisions of SECTION 10.4 below). Subject to the provisions of SECTION 10.6 below, a transfer at any one time or from time to time of fifty percent (50%) or more of an interest in Tenant (whether stock, partnership interest or other form of ownership or control) by any person(s) or entity(ties) having an interest in ownership or control of Tenant shall be deemed to be an assignment of this Lease. Within fifteen (15) days following Landlord's receipt of Tenant's request for Landlord's consent to a proposed assignment, sublease, or other encumbrance, together with all information required to be delivered by Tenant pursuant to the provisions of SECTION 10.2 hereof, Landlord shall: (i) consent to such proposed transaction; (ii) refuse such consent; or (iii) if and only to the extent then available under and pursuant to the provisions of SECTION 10.4 below, elect to fully or partially terminate this Lease in accordance with and subject to the provisions of SECTION
10.4 below. Any assignment, sublease or other encumbrance without Landlord's written consent shall be voidable by Landlord and, at Landlord's election, constitute an Event of Default hereunder. In the event Landlord refuses such consent, Landlord shall notify Tenant of the reason for such refusal. Without limiting the other instances in which Landlord may withhold its consent, Landlord and Tenant acknowledge that Landlord may withhold its consent if the proposed assignee or sublessee is a person or entity of unsavory character or reputation, or which is engaged in a business which is inconsistent with the quality of the Project; however, Landlord agrees to use reasonable business judgment in making such determinations.

         (b) Notwithstanding that the prior express written permission of Landlord to any of the aforesaid transactions may have been obtained, the following shall apply:

               (i) In the event of an assignment, contemporaneously with the granting of Landlord's aforesaid consent, Tenant shall cause the assignee to expressly assume in writing and agree to perform all of the covenants, duties, and obligations of Tenant hereunder and such assignee shall be jointly and severally liable therefore along with Tenant.

               (ii) All terms and provisions of the Lease shall continue to apply after any such transaction.

               (iii) In any case where Landlord consents to an assignment, transfer, encumbrance or subletting, the undersigned Tenant and any Guarantor shall nevertheless remain directly and primarily liable for the performance of all of the covenants, duties, and obligations of Tenant hereunder (including, without limitation, the obligation to pay all Rent and other sums herein provided to be paid), and Landlord shall be permitted to enforce the provisions of this instrument against the undersigned Tenant, any Guarantor and/or any assignee without demand upon or proceeding in any way against any other person. Neither the consent by Landlord to any assignment, transfer, encumbrance or subletting nor the collection or acceptance by Landlord of rent from any assignee, subtenant or occupant shall be construed as a waiver or release of the initial Tenant or any Guarantor from the terms and conditions of this Lease or relieve Tenant or any subtenant, assignee or other party from obtaining the consent in writing of Landlord to any further assignment, transfer, encumbrance or subletting.

               (iv) Tenant hereby assigns to Landlord the rent and other sums due from any subtenant, assignee or other occupant of the Premises and hereby authorizes and directs each such subtenant, assignee or other occupant to pay such rent or other sums directly to Landlord; provided however, that until the occurrence of an Event of Default, Tenant shall have the license to continue collecting such rent and other sums. Notwithstanding the foregoing, in the event that the rent due and payable by a sublessee under any such permitted sublease (or a combination of the rent payable under such sublease plus any bonus or other consideration therefor or incident thereto) exceeds the hereinabove provided Rent payable under this Lease, or if with respect to a permitted assignment, permitted license, or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee, or other transferee exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord fifty percent (50%) of the Net Profits received by Tenant. The term "Net Profits" as used herein shall mean such portion of the Rent payable by such assignee or subtenant in excess of the Rent payable by Tenant under this Lease (or pro rata portion thereof in the event of a subletting) for the corresponding period, after deducting from such excess Rent the following:

               A. all of Tenant's reasonable, documented third party costs associated with such assignment or subletting, including, without limitation, broker commissions, architectural fees, engineers' fees and attorney fees;

               B. Any reasonable, documented costs incurred by Tenant to prepare or alter the Premises, or portion thereof, for the assignee or sublessee;

               C. Any reasonable, documented design, construction or moving allowances, rental concessions or other reasonable, documented out of pocket concession or cost incurred by Tenant.

    In the event of an assignment of this Lease whereby a lump sum consideration is received by Tenant for such assignment, the "Net Profits" shall mean the lump sum actually received by Tenant after deducting from such consideration Tenant's costs and expenses as set forth in Paragraphs A, B and C above.

    10.2 Submission of Information. If Tenant requests Landlord's consent to a specific assignment or subletting, Tenant will submit in writing to Landlord:
(i) the name and address of the proposed assignee or subtenant; (ii) a counterpart of the proposed agreement of assignment or sublease; (iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space; (iv) banking, financial or other credit information reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant; (v) executed estoppel certificates from Tenant containing such information as provided in
SECTION 25.4 herein; and (vi) any other information reasonably requested by Landlord. Landlord agrees to keep confidential any information revealed to it pursuant to this subsection.

    10.3  Intentionally Deleted.

    10.4 Landlord's Option to Recapture Premises. Prior to any assignment of this Lease or any subletting of all or any portion of the Premises, and prior to commencing any marketing efforts with respect thereto, Tenant shall inform Landlord of its intention by written notice. To be effective, such notice shall specify whether or not all of the Premises shall be available for assignment/sublet and, if less than all of the Premises will be made available, Tenant shall further specify the location and Rentable Square Feet of that portion of the Premises which Tenant desires to sublet (each such written notice by Tenant under this SECTION 10.4 being hereinafter referred to as "Tenant's Assign/Sublet Notice"). Upon receipt of each Tenant's Assign/Sublet Notice, Landlord may, at its option upon written notice to Tenant given within twenty
(20) days thereafter, elect to recapture the Premises (or applicable portion, as the case may be, consistent with Tenant's Assign/Sublet Notice). Upon Landlord's election to recapture, this Lease shall fully terminate (in the event Tenant's Assign/Sublet Notice specifies the entire Premises) or partially terminate as to the applicable portion of the Premises (in the event Tenant's Assign/Sublet Notice specifies less than all of the Premises). If a portion of the Premises is recaptured, the Rent payable under this Lease shall be proportionately reduced based on the square footage of the Rentable Square Feet retained by Tenant and the square footage of the Rentable Square Feet leased by Tenant immediately prior to such recapture and termination, and Landlord and Tenant shall thereupon execute an amendment to this Lease in accordance therewith. Landlord may thereafter, without limitation, lease the recaptured portion of the Premises to any person or entity without liability to Tenant. Upon any such termination, Landlord and Tenant shall have no further obligations or liabilities to each other under this Lease with respect to the recaptured portion of the Premises, except with respect to obligations or liabilities which accrue or have accrued hereunder as of the date of such termination (in the same manner as if the date of such termination were the date originally fixed for the expiration of the term hereof).

        In the event that Landlord does not exercise its election to terminate within twenty (20) days of receipt of Tenant's Assign/Sublet Notice, Tenant shall thereafter be entitled to assign or sublet (subject to obtaining Landlord's consent, not to be unreasonably withheld and to be granted or withheld within fifteen (15) days, as aforesaid) without Landlord having the right to terminate, provided, however, that such assignment or subletting must be completed (i.e., all appropriate documentation executed and delivered) on or before the date which is fifteen (15) months after the date of Tenant's Assign/Sublet Notice (such fifteen (15) month period following the date of Tenant's Assignment/Sublet Notice being referred to herein as the "Assign/Sublet Period"). If (i) Tenant has not completed all assignment/subletting activity prior to expiration of the Assign/Sublet Period (and Tenant still desires to assign or sublet); or (ii) during the Assign/Sublet Period Tenant desires to assign/sublet space which is (a) more than 3,000 square feet larger than the space which was specified in Tenant's Assign/Sublet Notice (if the original specified space was 15,000 square feet or less), or (b) more than 4,000 square feet larger than the space which was specified in Tenant's Assignment/Sublet Notice (if the original specified space was over 15,000 square feet), then in any such event Tenant shall provide Landlord with a new Tenant's Assign/Sublet Notice, and Landlord shall again have the option to recapture within twenty (20) days thereafter, consistent with the foregoing provisions. This procedure shall be repeated, as necessary, until Landlord has recaptured the Premises or Tenant has completed an assignment or sublet consistent with the foregoing and within the applicable Assign/Sublet Period.

        10.5 Transfers to Related Entities. Notwithstanding anything in this
ARTICLE X to the contrary, provided no Event of Default exists under this Lease or would exist but for the pendency of any cure periods provided for under
SECTION 21.1, Tenant may, without Landlord's consent, but after providing written notice to Landlord, assign this Lease or sublet all or any portion of the Premises to any Related Entity (as hereinafter defined) provided that (i) in the event of an assignment, such Related Entity assumes in full all of Tenant's obligations under this Lease; (ii) Landlord is provided with a counterpart of the fully executed agreement of assignment or sublease; (iii) Tenant remains liable under the terms of this Lease; (iv) such Related Entity is not a governmental entity or agency; (v) such Related Entity's use requirement does not differ from the permitted use described in SECTION 1.7 hereof; (vi) such Related Entity does not require additional services other than those agreed to be provided by Landlord under the terms of this Lease; and (vii) the net worth (computed in accordance with generally accepted accounting principles) of any assignee after such transfer is greater than or equal to the greater of (a) the net worth (computed in accordance with generally accepted accounting principles) of Tenant as of the date of this Lease; or (b) the net worth (computed in accordance with generally accepted accounting principles) of Tenant immediately prior to such transfer, and proof satisfactory to Landlord that such net worth standards have been met shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction. SECTIONS 10.1(a), 10.1(b), 10.1(c)(iv),
10.2 AND 10.4 shall not apply to any assignment or sublease pursuant to this
SECTION 10.5. "Related Entity" shall be defined as any parent company, subsidiary, affiliate or related corporate entity of Tenant.

        10.6 Merger; Asset or Stock Transfer. Notwithstanding anything in this
ARTICLE X to the contrary, provided no Event of Default exists under this Lease or would exist but for the pendency of any cure periods provided for under
SECTION 21.1, Tenant may, without Landlord's consent and without triggering Landlord's option to recapture under SECTION 10.4, transfer 50% or more of its stock without the same being considered an assignment hereunder, assign this Lease in connection with the sale of all or substantially all of its assets, or consolidate or merge with or into another entity, provided in any such case Tenant shall satisfy and comply with the provisions of this SECTION 10.6. In the event Tenant desires to complete any such transaction, at least ten (10) days prior to the culmination or effectiveness thereof Tenant shall notify Landlord in writing relative to the structure and other relevant details of the proposed transaction, which notice shall specifically include (i) a representation that the use of the Premises shall remain as permitted by SECTION 1.7 hereof; and
(ii) financial information and documentation sufficient to establish and confirm that, following completion of the transaction, Tenant's (in the event the transaction is a stock transfer) or the assignee's or the surviving entity's (in the event the transaction is an assignment or a merger or consolidation) net worth will equal at least Ten Million ($10,000,000.00) Dollars. As utilized in this SECTION 10.6, net worth shall be computed in accordance with generally accepted accounting principles and intangible assets shall be excluded. In addition to the foregoing, in the event of an assignment the assignee shall fully assume (jointly and severally with Tenant) all of Tenant's obligations hereunder, and upon completion of such transaction Landlord shall be provided with a fully executed counterpart of the agreement of assignment.


                                   ARTICLE XI
                             MAINTENANCE AND REPAIR

    11.1 Landlord's Obligation. Landlord will maintain, repair and restore in reasonably good order and condition and in a manner consistent with buildings which are similarly situated and of similar quality to the Building (i) the Common Area, including lobbies, stairs, elevators, corridors, restrooms; (ii) the windows in the Building; (iii) the Common Area mechanical, plumbing and electrical equipment serving the Building; and (iv) the structure of the Building. The cost of such maintenance and repairs to the Building, the Common Area and said equipment shall be included in the Operating Expenses and paid by Tenant as provided in ARTICLE VI herein.

    11.2 Tenant's Obligation. Tenant, at its expense, shall maintain the Premises (including Tenant's leasehold improvements, equipment, personal property and trade fixtures located in the Premises) in their condition at the time they were delivered to Tenant, reasonable wear and tear excepted. Tenant will immediately advise Landlord of any damage to the Premises or the Project. All damage or injury to the Premises or the Project, or the fixtures, appurtenances and equipment in the Premises or the Project which is caused by Tenant or its Agents, may be repaired, restored or replaced by Landlord, at the expense of Tenant and such expense (plus fifteen percent (15%) of such expense for Landlord's overhead) will be collectible as Additional Rent and will be paid by Tenant upon demand. Neither Tenant nor its Agents shall repair, restore or replace any damage or injury to the Premises or the Project without the prior written consent of Landlord.

    11.3 Landlord's Right to Maintain or Repair. If Tenant fails to maintain the Premises or if Landlord agrees to allow Tenant to repair, restore or replace any damage or injury as provided in SECTION 11.2 and Tenant fails within five (5) days following notice to Tenant, to commence to maintain or to repair, restore or replace any damage to the Premises or Project caused by Tenant or its Agents and diligently pursue to completion such maintenance or repair, restoration or replacement, Landlord may, at its option, cause all required maintenance or repairs, restorations or replacements to be made and Tenant shall pay Landlord pursuant to SECTION 11.2.

                                   ARTICLE XII
          CONDITION OF THE PREMISES; INITIAL CONSTRUCTION; ALTERATIONS

    12.1 Initial Construction. (a) TENANT SHALL ACCEPT THE PREMISES "AS IS", "WHERE IS" AND WITH ANY AND ALL FAULTS, AND LANDLORD NEITHER MAKES NOR HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE QUALITY, SUITABILITY OR FITNESS OF THE PREMISES, OR THE CONDITION OR REPAIR THEREOF. TENANT TAKING POSSESSION OF THE PREMISES SHALL BE CONCLUSIVE EVIDENCE FOR ALL PURPOSES OF TENANT'S ACCEPTANCE OF THE PREMISES IN GOOD ORDER AND SATISFACTORY CONDITION, AND IN A STATE AND CONDITION SATISFACTORY, ACCEPTABLE AND SUITABLE FOR THE TENANT'S USE PURSUANT TO THIS LEASE. Landlord does agree to construct and complete the demising wall necessary to add the Occupied Portion to the remainder of the Premises, the location of said demising wall (referred to herein as the "Demising Wall") being shown and designated on Exhibit A-1. Although Landlord agrees to utilize reasonable efforts to complete the Demising Wall by the Commencement Date, such completion shall not be considered a requirement or condition of the Commencement Date (however, the provisions of paragraph 2.1(b) hereof shall be applicable until Landlord has completed the Demising Wall). The cost of the Demising Wall shall be paid for by Landlord, but one half of such cost shall reduce the Tenant Improvement Allowance as defined in and as contemplated by the Work Agreement attached hereto as Exhibit B-1. Although specifically not a requirement or condition to the occurrence of the Commencement Date, Landlord additionally agrees to perform certain work to the Premises and/or the Project as more particularly set forth in Exhibit B attached hereto ("Landlord's Work"). Landlord may (but shall not be under any obligation to) complete certain portions of Landlord's Work prior to the date hereof and/or prior to the Commencement Date. However, except and subject to the provisions of Exhibit B Landlord agrees to complete all items of Landlord's Work on or before the first anniversary of the Commencement Date. Landlord hereby reserves and Tenant hereby grants Landlord access to the Premises as shall be necessary to complete Landlord's Work.

         (b) Landlord and Tenant agree that Tenant desires to perform certain work to the Premises, and that such work shall be commenced, performed and completed by Tenant in full accordance with and only after compliance with the terms, conditions and provisions of the Work Agreement attached hereto as Exhibit B-1 and executed by Landlord and Tenant of even date herewith (including the schedules attached thereto).

    12.2 Alterations. Tenant shall not make or permit any alterations, decorations, additions or improvements of any kind or nature to the Premises or the Project, whether structural or nonstructural, interior, exterior or otherwise ("Alterations") without the prior written consent of Landlord, said consent not to be unreasonably withheld or delayed. However, Landlord's consent shall not be required where the work consists solely of interior redecorating, such as wall hangings. Landlord may impose any reasonable conditions to its consent, including, without limitation: (i) delivery to Landlord of written and unconditional waivers of mechanic's and materialmen's liens as to the Project for all work, labor and services to be performed and materials to be furnished, signed by all contractors, subcontractors, materialmen and laborers participating in the Alterations; (ii) prior approval of the plans and specifications and contractor(s) with respect to the Alterations and any other documents and information reasonably requested by Landlord; (iii) where the Alteration is structural in nature or includes modifications to any Building system, supervision by Landlord's representative, at Tenant's expense (not to exceed 3% of total cost), of the Alterations; (iv) at Landlord's option for any Alteration in excess of $100,000, delivery to Landlord of payment and performance bonds naming Landlord and Mortgagee as obligees; and (v) proof of worker's compensation insurance and commercial general liability insurance in such amounts and meeting such requirements as requested by Landlord. The Alterations shall conform to the requirements of Landlord's and Tenant's insurers and of the federal, state and local governments having jurisdiction over the Premises and shall be performed in accordance with the terms and provisions of this Lease and in a good and workmanlike manner befitting a first class office building. If the Alterations are not performed as herein required, Landlord shall have the right, at Landlord's option, to halt any further Alterations, or to require Tenant to perform the Alterations as herein required or to require Tenant to return the Premises to its condition before such Alterations. Subject to SECTION 12.4 herein, all Alterations and fixtures, whether temporary or permanent in character, made in or upon the Premises either by Tenant or Landlord, will immediately become Landlord's property and, at the end of the Term will remain on the Premises without compensation to Tenant.

    12.3 Mechanics' Liens. Tenant will pay or cause to be paid all costs and charges for: (i) work done by Tenant or caused to be done by Tenant, in or to the Premises; and (ii) materials furnished for or in connection with such work. Tenant will indemnify Landlord against and hold Landlord, the Premises, and the Project free, clear and harmless of and from all mechanics' liens and claims of liens, and all other liabilities, liens, claims, and demands on account of such work by or on behalf of Tenant. If any such lien, at any time, is filed against the Premises, or any part of the Project, Tenant will cause such lien to be discharged of record within thirty (30) days after the filing of such lien, except that if Tenant desires to contest such lien, it will furnish Landlord, within such thirty (30) day period, security reasonably satisfactory to Landlord of at least 100% of the amount of the claim, plus estimated costs and interests (or such larger sum as Landlord's title insurance company may require in order to insure over such lien). If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant will immediately pay and satisfy the same. If Tenant fails to pay any charge for which a mechanic's lien has been filed, and has not given Landlord security as described above, Landlord may, at its option, pay such charge and related costs and interest, and the amount so paid, together with attorneys' fees incurred in connection with such lien, will be immediately due from Tenant to Landlord as Additional Rent. Nothing contained in this Lease will be deemed the consent or agreement of Landlord to subject Landlord's interest in all or any portion of the Project to liability under any mechanics' lien or to other lien law. If Tenant receives notice that a lien has been or is about to be filed against the Premises or any part of the Project or any action affecting title to the Project has been commenced on account of work done by or for or materials furnished to or for Tenant, it will immediately give Landlord written notice of such notice. At least fifteen (15) days prior to the commencement of any work (including, but not limited to, any maintenance, repairs or Alteration) in or to the Premises, by or for Tenant, Tenant will give Landlord written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work. Landlord will have the right to post notices of non-responsibility or similar notices, if applicable, on the Premises or in the public records in order to protect the Premises against such liens.

    12.4 Removal of Alterations. All or any part of the Alterations (including, without limitation, wiring), whether made with or without the consent of Landlord, shall, at the election of Landlord, either be removed by Tenant at its expense before the expiration of the Term or shall remain upon the Premises and be surrendered therewith at the Expiration Date or earlier termination of this Lease as the property of Landlord without disturbance, molestation or injury. However, upon Tenant's request with respect to any proposed Alteration, Landlord agrees to inform Tenant whether or not Landlord shall require the removal thereof at expiration of the Term. If Landlord requires the removal of all or part of the Alterations,

Tenant, at its expense, shall repair any damage to the Premises or the Project caused by such removal and restore the Premises to its condition prior to the construction of such Alterations. If Tenant fails to remove the Alterations upon Landlord's request and repair and restore the Premises and Project, then Landlord may (but shall not be obligated to) remove, repair and restore the same and the cost of such removal, repair and restoration together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove, repair and restore the same, shall be charged to Tenant and paid upon demand.

    12.5 Landlord Alterations. Landlord shall have no obligation to make any Alterations in or to the Premises or the Project except as specifically provided in Exhibit B. Landlord hereby reserves the right, from time to time, to make Alterations to the Project, change the Building dimensions, erect additional stories thereon and attach other buildings and structures thereto, and to erect such scaffolding and other aids to construction as Landlord deems appropriate, and no such Alterations, changes, construction or erection shall constitute an eviction, constructive or otherwise, or permit Tenant any abatement of Rent or claim.

                                  ARTICLE XIII
                                      SIGNS

    No sign, advertisement or notice shall be inscribed, painted, affixed, placed or otherwise displayed by Tenant on any part of the Project or the outside or the inside (including, without limitation, the windows) of the Building or the Premises. Landlord shall provide, at Landlord's expense, a directory in the lobby of the Building listing all Building tenants (Tenant will be entitled to one listing per floor of the Premises), but shall have no obligation to list any assignees or subtenants. Landlord also shall, at Landlord's expense, place a sign in the Building standard sign material and lettering identifying the suite number and/or Tenant name on or in the immediate vicinity of the entry door to the Premises (one such sign on each floor of the Premises). Landlord shall have no obligation to provide any entry door signage for the benefit of any assignee or subtenant and any such signage provided by another party identifying the suite number and/or assignee or subtenant name in the Building shall be consistent with Building standard sign material and lettering and located on or in the immediate vicinity of the entry door to the assigned or sublet portion of the Premises. If any prohibited sign, advertisement or notice is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same, and Tenant shall pay upon demand any and all expenses incurred by Landlord in such removal, together with interest thereon at the Interest Rate from the demand date. However, Landlord agrees that Tenant shall be entitled to retain its current monument sign (at the same size, style and location as exists on the date hereof).


                                   ARTICLE XIV
                         TENANT'S EQUIPMENT AND PROPERTY

    14.1 Moving Tenant's Property. Any and all damage or injury to the Premises or the Project caused by moving the property of Tenant into or out of the Premises, or due to the same being on the Premises, shall be repaired by Landlord (with respect to areas outside of the Premises) or by Tenant (with respect to the Premises), in both cases at the expense of Tenant. No furniture, equipment or other bulky matter of any description shall be received into the Building or carried in the elevators except as may be approved in writing by Landlord, and the same shall be delivered only through the designated delivery entrance and freight elevator in the Building, at such times as shall be designated by Landlord. All moving of furniture, equipment, and other materials shall be subject to such reasonable rules and regulations as Landlord may promulgate from time to time; provided however, in no event shall Landlord be responsible for any damages to or charges for moving the same. Tenant shall promptly remove from the Common Area any of Tenant's furniture, equipment or other property there deposited.

    14.2 Installing and Operating Tenant's Equipment. Without first obtaining the written consent of Landlord, Tenant shall not install or operate in the Premises (i) any electrically operated equipment or other machinery, other than standard office equipment that does not require wiring, cooling or other service in excess of Building standards, (ii) any equipment of any kind or nature whatsoever which will require any changes, replacements or additions to, or changes in the use of, any water, heating, plumbing, air conditioning or electrical system of the Premises or the Project, or (iii) any equipment which exceeds the load capacity per square foot for the Building. Landlord's consent to such installation or operation may be conditioned upon the payment by Tenant of additional compensation for any excess consumption of utilities and any additional power, wiring, cooling or other service (as determined in the sole discretion of Landlord) that may result from such equipment. Machines and equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein so as to be objectionable to Landlord or any other Project tenant shall be installed and maintained by Tenant, at its expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration.

                                   ARTICLE XV
                                 RIGHT OF ENTRY

    Tenant shall permit Landlord or its Agents, at any time and on reasonable notice (except in an emergency), to enter the Premises, without charge therefor to Landlord and without diminution of Rent: (i) to examine, inspect and protect the Premises and the Project; (ii) to make such alterations and repairs which in the reasonable judgment of Landlord may be deemed necessary or desirable; (iii) to exhibit the same to prospective purchaser(s) of the Building or the Project or to present or future Mortgagees; or (iv) to exhibit the same to prospective tenants during the last eighteen (18) months of the Term. Landlord agrees to utilize all commercially reasonable efforts not to interfere with (or to minimize interference, as the case may be) the operation of Tenant's business in the exercise of Landlord's rights under this ARTICLE XV.

                                   ARTICLE XVI
                                    INSURANCE

    16.1 Certain Insurance Risks. Tenant will not do or permit to be done any act or thing upon the Premises or the Project which would: (i) jeopardize or be in conflict with fire insurance policies covering the Project, and fixtures and property in the Project; or (ii) increase the rate of fire insurance applicable to the Project to an amount higher than it otherwise would be for general office use of the Project; or (iii) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being conducted upon the Premises. Landlord agrees that utilizing the Premises for general business office use will not cause any of the effects prohibited by this SECTION 16.1.

    16.2 Landlord's Insurance. At all times during the Term, Landlord will carry and maintain the following insurance issued by good and reputable insurance companies:

               (a) "All risk" fire and extended coverage insurance covering the Building in the amount of the full replacement value of the Building;

               (b) Bodily injury and property damage insurance with a combined single occurrence limit of not less than $1,000,000. All such insurance will be on an occurrence commercial general liability form including personal injury coverage;

               (c) Umbrella liability insurance in excess of the underlying coverage listed in paragraph (b), with limits of not less than $4,000,000 per occurrence/$4,000,000 per aggregate; and

               (d) Such other insurance as Landlord reasonably determines from time to time.

The insurance coverages and amounts in this SECTION 16.2 will be determined by Landlord in the exercise of its reasonable discretion.

    16.3 Tenant's Insurance. At all times during the Term, Tenant will carry and maintain, at Tenant's expense, the following insurance, in the amounts specified below or such other amounts as Landlord may from time to time reasonably request, with insurance companies and on forms satisfactory to Landlord:

         (a) Bodily injury and property damage liability insurance, with a combined single occurrence limit of not less than $5,000,000. All such insurance will be on an occurrence commercial general liability form including without limitation, personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in ARTICLE XVIII of this Lease. Such insurance shall include Waiver of Subrogation Rights against Landlord.

         (b) Insurance covering all of Tenant's furniture and fixtures, machinery, equipment, stock and any other personal property owned and used in Tenant's business and found in, on or about the Project, and any leasehold improvements to the Premises in excess of any initial buildout of the Premises by the Landlord, in an amount not less than the full replacement cost. Property forms will provide coverage on an open perils basis insuring against "all risks of direct physical loss." All policy proceeds will be used for the repair or replacement of the property damaged or destroyed, however, if this Lease ceases under the provisions of ARTICLE XX, Tenant will be entitled to any proceeds resulting from damage to Tenant's furniture and fixtures, machinery and equipment, stock and any other personal property;

         (c) Worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the state in which the Premises are located, including employer's liability insurance in the limit of $1,000,000 aggregate. Such insurance shall include Waiver of Subrogation Rights against Landlord; and

         (d) If Tenant operates owned, hired, or non-owned vehicles on the Project, comprehensive automobile liability will be carried at a limit of liability not less than $1,000,000 combined bodily injury and property damage.

         (e) All insurance required under this ARTICLE XVI shall be issued by such good and reputable insurance companies qualified to do and doing business in the state in which the Premises are located and having a rating not less than A-xiii as rated in the most current copy of Best's Insurance Report in the form customary to this locality.

    16.4 Forms of the Policies. Certificates of insurance together with copies of the endorsements when applicable naming Landlord, Landlord's management company, and any others specified by Landlord as additional insureds will be delivered to Landlord prior to Tenant's occupancy of the Premises and from time to time at least ten (10) days prior to the expiration of the term of each such policy. All policies maintained by Tenant will name Landlord, Landlord's management company, and any such other persons or firms as Landlord specifies from time to time as additional insureds. All policies maintained by Tenant will provide that they may not be terminated nor may coverage be reduced except after thirty (30) days' prior written notice to Landlord. All commercial general liability and property policies maintained by Tenant will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry. Commercial general liability insurance required to be maintained by Tenant by this ARTICLE XVI will not be subject to a deductible of greater than $10,000.00.

    16.5 Waiver of Subrogation. Landlord and Tenant each waive any and all rights to recover against the other or against the Agents of such other party for any loss or damage to such waiving party in excess of deductible amounts arising from any cause covered by any property insurance required to be carried by such party pursuant to this ARTICLE XVI or any other property insurance actually carried by such party to the extent of the limits of such policy. Landlord and Tenant, from time to time, will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the Project or the Premises or the contents of the Project or the Premises. Tenant agrees to cause all other occupants of the Premises claiming by, under or through Tenant, to execute and deliver to Landlord such a waiver of claims and to obtain such waiver of subrogation rights endorsements.

    16.6 Adequacy of Coverage. Landlord and its Agents make no representation that the limits of liability specified to be carried by Tenant pursuant to this
ARTICLE XVI are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain such additional insurance coverage as Tenant deems adequate, at Tenant's sole expense.


                                  ARTICLE XVII
                         LANDLORD SERVICES AND UTILITIES

    17.1 Ordinary Services to the Premises. Landlord shall furnish to the Premises throughout the Term: (i) facilities to furnish heating, ventilation, and air conditioning ("HVAC") appropriate for the Permitted Use during Normal Business Hours (as defined in the Rules and Regulations), except for legal holidays observed by the federal government; (ii) reasonable janitorial service as more particularly set forth on Exhibit E attached hereto; (iii) regular trash removal from the Premises; (iv) hot and cold water from points of supply; (v) restrooms; (vi) elevator service, provided that Landlord shall have the right to remove such elevators from service as may be required for moving freight or for servicing or maintaining the elevators or the Building; and (vii) facilities to furnish electricity sufficient for Building standard lighting, typewriters, dictating equipment, calculating machines, personal computers and other machines of similar low electrical consumption, but not including electricity and air conditioning units required for equipment of Tenant that is in excess of Building standard or that is beyond Normal Business Hours. However, nothing contained in this SECTION 17.1 shall be construed as requiring Landlord to upgrade the existing electrical system servicing the Premises; if any such upgrade is necessary Tenant shall complete the same as a component of Tenant's Work and in accordance and in compliance with the Work Agreement. The cost of all services provided by Landlord hereunder shall be included within Operating Expenses, unless charged directly to Tenant as set forth in SECTION 17.2 below and except that all electricity and telephone charges shall not be included within Operating Expenses and shall be paid by Tenant as more particularly set forth in SECTION 17.5 below. Landlord will not be responsible for any inadequacy or failure of the air conditioning system if such inadequacy or failure results from the occupancy of the Premises by more than an average of one person for each 110 square feet. In addition, Tenant shall not install and operate machines and appliances the total connected electrical load of which exceeds 2.5 watts per square foot of area.

    17.2 Additional Services. Should Tenant desire any additional services beyond those described in SECTION 17.1 hereof or a rendition of any of such services outside the normal times for providing such service, Landlord may (at Landlord's option), upon reasonable advance notice from Tenant to Landlord, furnish such services, and Tenant agrees to pay Landlord upon demand Landlord's additional expenses resulting therefrom. Landlord may, from time to time during the Term, set a per hour charge for after-hours service which shall include the cost of the utility, service, labor costs, administrative costs and a cost for depreciation of the equipment used to provide such after-hours service.

    17.3 Interruption of Services. Landlord will not be liable to Tenant or any other person, for direct or consequential damage, or otherwise, for any failure to supply any heat, air conditioning, elevator, cleaning, lighting or security or for any surges or interruptions of electricity, or other service Landlord has agreed to supply during any period when Landlord uses reasonable diligence to supply such services. Landlord reserves the right temporarily to discontinue such services, or any of them, at such times as may be necessary by reason of accident, repairs, alterations or improvement, strikes, lockouts, riots, acts of God, governmental preemption in connection with a national or local emergency, any rule, order or regulation of any governmental agency, conditions of supply and demand which make any product unavailable, Landlord's compliance with any mandatory or voluntary governmental energy conservation or environmental protection program, or any other happening beyond the control of Landlord. Landlord will not be liable to Tenant or any other person or entity for direct or consequential damages resulting from the admission to or exclusion from the Building or Project of any person. In the event of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's reasonable opinion, Landlord will have the right to prevent access to the Building or Project during the continuance of the same by such means as Landlord, in its reasonable discretion, may deem appropriate, including, without limitation, locking doors and closing Parking Facilities and the Common Area. Landlord will not be liable for damages to persons or property or for injury to, or interruption of, business for any discontinuance permitted under this ARTICLE XVII, nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant's obligations under this Lease. Notwithstanding the foregoing, if (i) any interruption of utilities or services shall continue for five (5) business days after written notice from Tenant to Landlord; (ii) such interruption of utilities or services shall render any portion of the Premises unusable for the normal conduct of Tenant's business and Tenant, in fact, ceases to use and occupy such portion of the Premises for the normal conduct of its business; and
(iii) such interruption of utilities or services is primarily due to the negligence or willful misconduct of Landlord, then all Rent payable hereunder with respect to such portion of the Premises rendered unusable for the normal conduct of Tenant's business in which Tenant, in fact, ceases to use and occupy, shall be abated after the expiration of such five (5) business day period, in the event such utilities or services are not restored, and such abatement shall continue until such time that the utilities or services are restored.

    17.4 Meters; Utility Providers. Landlord reserves the right to separately meter or monitor the utility services provided to the Premises or any portion thereof and bill the charges directly to Tenant or to separately meter any other tenant and bill the charges directly to such tenant and to make appropriate adjustments based upon such monitoring in the event that Landlord reasonably determines that the degree or scope of usage warrants an adjustment. Effective immediately and automatically upon the Commencement Date (and whether or not Tenant pays utility charges to Landlord or directly to any utility company), it is expressly acknowledged and agreed that Landlord shall have the sole and exclusive right to designate all utility provider(s) to the Premises, the Building and the Project (including without limitation electricity and gas).

    17.5 Electricity and Telephone Charges. Tenant and Landlord agree that Tenant shall be separately charged for and shall pay as Additional Rent all telephone and telecommunication charges (these charges shall be paid by Tenant directly to the service provider(s)), and all electricity consumed within the Premises by Tenant and by Tenant's lighting, office machines, equipment, heating or air-conditioning systems serving the Premises or by Tenant's other uses, specialized or otherwise, hereinafter collectively referred to as Premises Electricity. At Landlord's option, Tenant shall either (i) pay for the Premises Electricity directly to the utility providing such electrical service, or (ii) reimburse Landlord for such costs.

In this connection, it is understood that that portion of the Premises located on the third floor of the Building is separately metered for electricity, while that portion of the Premises located on the second floor of the Building is not. Therefore, for purposes of calculating Premises Electricity Tenant shall pay (i) 100% of the charges applicable to the third floor meter; and (ii) that percentage of the charges applicable to the second floor meter which is equal to a fraction, the numerator of which is the Rentable Square Feet of the Premises located on the second floor and the denominator of which is the total amount of leased and occupied Rentable Square Feet located on the second floor. In addition and separately, Tenant shall pay as Additional Rent Tenant's Proportionate Share of the cost of electricity used by Landlord to provide lighting and services to the Common Areas including without limitation all parking areas, hereinafter collectively referred to as Common Area Electricity, the cost of which Common Area Electricity shall not be included in Operating Expenses. From and after the Commencement Date, Tenant shall be responsible for and pay as Additional Rent both Premises Electricity and Common Area Electricity, said payments to be made within fifteen (15) days of invoice date.

                                  ARTICLE XVIII
                              LIABILITY OF LANDLORD

    18.1 Indemnification. Tenant will neither hold nor attempt to hold Landlord or its respective Agents liable for, and Tenant will indemnify and hold harmless Landlord, and its respective Agents, from and against, any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), liabilities, judgments, and expenses (including, without limitation, attorneys' fees) incurred in connection with or arising from:

         (a) The use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant or the Agents of Tenant or any such person;

         (b) Any activity, work or thing done, permitted or suffered by Tenant, any person claiming under Tenant or the Agents of Tenant or any such person in or about the Premises or the Project;

         (c) Any acts, omissions or negligence of Tenant or any person claiming under Tenant, or the Agents of Tenant or any such person;

         (d) Any breach, violation or nonperformance by Tenant or any person claiming under Tenant or the Agents of Tenant or any such person of any term, covenant or provision of this Lease or any law, ordinance or governmental requirement of any kind;

         (e) Any injury or damage to the person, property or business of Tenant, any person claiming under Tenant or the Agents of Tenant or any such person or any other person entering upon the Premises or the Project under the express or implied invitation of Tenant; except as to each of the indemnifications set forth above for any injury or damage to persons or property to the extent caused by the negligence or willful misconduct of Landlord, unless covered by insurance required to be obtained and maintained by Tenant pursuant to ARTICLE XVI hereof, in which event the indemnifications set forth in this SECTION 18.1 shall apply.

         If any action or proceeding is brought against Landlord, or its respective Agents by reason of any such claim for which Tenant has indemnified Landlord, or its respective Agents, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense with counsel reasonably satisfactory to Landlord, as appropriate.

    18.2 Waiver and Release. Tenant, as a material part of the consideration to Landlord for this Lease, by this SECTION 18.2 waives and releases all claims against Landlord, and its Agents with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease. Tenant covenants and agrees that Landlord and its Agents will not at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, injury, death or damage (including consequential damages) to persons, property or Tenant's business occasioned by any acts or omissions of any other tenant, occupant or visitor of the Project, or from any cause, either ordinary or extraordinary, beyond the control of Landlord, except to the extent caused by the negligence or willful misconduct of Landlord and not otherwise covered by insurance required to be obtained and maintained by Tenant pursuant to ARTICLE XVI hereof.

                                   ARTICLE XIX
                              RULES AND REGULATIONS

    Tenant and its Agents shall at all times abide by and observe the Rules and Regulations set forth in EXHIBIT C and any reasonable amendments thereto that may be promulgated from time to time by Landlord for the operation and maintenance of the Project and the Rules and Regulations shall be deemed to be covenants of the Lease to be performed and/or observed by Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations, or the terms or provisions contained in any other lease, against any other tenant of the Project. Landlord shall not be liable to Tenant for any violation by any party of the Rules and Regulations or the terms of any other Project lease. If there is any inconsistency between this Lease (other than EXHIBIT C) and the then current Rules and Regulations, this Lease shall govern. Landlord reserves the right to amend and modify the Rules and Regulations as is reasonably necessary.

                                   ARTICLE XX
                              DAMAGE; CONDEMNATION

    20.1 Damage to the Premises. If the Premises or the Building shall be damaged by fire or other insured cause not resulting from the willful misconduct of Tenant or its Agents, Landlord shall diligently and as soon as practicable after such damage occurs (taking into account the time necessary to effect a satisfactory settlement with any insurance company involved) repair such damage at the expense of Landlord; provided, however, that Landlord's obligation to repair such damage shall not exceed the proceeds of insurance available to Landlord (reduced by any proceeds retained pursuant to the rights of Mortgagee). Notwithstanding the foregoing, if the Premises or the Building are damaged by fire or other insured cause to such an extent that, in Landlord's sole judgment, the damage cannot be substantially repaired within two hundred ten (210) days after the date of such damage, or if the Premises are substantially damaged during the last Lease Year, then: (i) Landlord may terminate this Lease as of the date of such damage by written notice to Tenant; or (ii) provided such damage or casualty has not been caused by the Tenant or its Agents, Tenant may terminate this Lease as of the date of such damage by written notice to Landlord within ten (10) days after (a) Landlord's delivery of a notice that the repairs cannot be made within such 210-day period (Landlord shall use reasonable efforts to deliver to Tenant such notice within sixty (60) days of the date of such damage or casualty); or (b) the date of damage, in the event the damage occurs during the last year of the Lease. Rent shall be apportioned and paid to the date of such termination.

    During the period that Tenant is deprived of the use of the damaged portion of the Premises, and provided such damage is not the consequence of the fault or negligence of Tenant or its Agents, Basic Rent and Tenant's Proportionate Share shall be reduced by the ratio that the Rentable Square Footage of the Premises damaged bears to the total Rentable Square Footage of the Premises before such damage. All injury or damage to the Premises or the Project resulting from the fault or negligence of Tenant or its Agents shall be repaired by Tenant, at Tenant's expense, and Rent shall not abate. If Tenant shall fail to do so or if Landlord shall so elect, Landlord shall have the right to make such repairs, and any expense so incurred by Landlord, together with interest thereon at the Interest Rate from the demand date, shall be paid by Tenant upon demand. Notwithstanding anything herein to the contrary, Landlord shall not be required to rebuild, replace, or repair any of the following: (i) specialized Tenant improvements as reasonably determined by Landlord; (ii) Alterations; or (iii) any other personal property of Tenant.

    20.2 Condemnation. If twenty percent (20%) or more of the Building or 50% or more of the Land shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), then the Term shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority, and Rent shall be prorated to the date when title vests in such governmental or quasi-governmental authority. If less than twenty percent (20%) of the Building or a Substantial Part of the Land is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), Basic Rent and Tenant's Proportionate Share shall be reduced by the ratio that the Rentable Square Footage of the portion of the Premises so taken bears to the Rentable Square Footage of the Premises before such taking, effective as of the date when title vests in such governmental or quasi-governmental authority, and this Lease shall otherwise continue in full force and effect. Tenant shall have no claim against Landlord (or otherwise) as a result of such taking, and Tenant hereby agrees to make no claim against the condemning authority for any portion of the amount that may be awarded as compensation or damages as a result of such taking; provided, however, that Tenant may, to the extent allowed by law, claim an award for moving expenses and for the taking of any of Tenant's property (other than its leasehold interest in the Premises) which does not, under the terms of this Lease, become the property of Landlord at the termination hereof, as long as such claim is separate and distinct from any claim of Landlord and does not diminish Landlord's award. Tenant hereby assigns to Landlord any right and interest it may have in any award for its leasehold interest in the Premises. Tenant hereby assigns to Landlord any right and interest it may have in any award for its leasehold interest in the Premises.

                                   ARTICLE XXI
                                DEFAULT OF TENANT

    21.1 Events of Default. Each of the following shall constitute an Event of
Default: (i) Tenant fails to pay Rent within ten (10) days after written notice from Landlord; provided that no such notice shall be required if at least two such notices shall have been given during the previous twelve (12) months; (ii) Tenant fails to observe or perform any other term, condition or covenant herein binding upon or obligating Tenant within ten (10) days after written notice from Landlord; provided, however, that if Landlord reasonably determines that such failure cannot be cured within said 10-day period, then Landlord may in its reasonable discretion extend the period to cure the default for as long as is reasonably necessary to complete the cure, provided Tenant has commenced to cure the default within the 10-day period and diligently and continuously pursues such cure to completion; (iii) Tenant abandons the Premises; (iv) Tenant or any Guarantor makes or consents to a general assignment for the benefit of creditors or a common law composition of creditors, or a receiver of the Premises for all or substantially all of Tenant's or Guarantor's assets is appointed; (v) Tenant or Guarantor files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Tenant or Guarantor and is not discharged by Tenant or Guarantor within one hundred twenty (120) days or; (vi) Tenant fails to immediately remedy or discontinue any hazardous conditions which Tenant has created or permitted in violation of law or of this Lease.

    21.2 Landlord's Remedies. Upon the occurrence of an Event of Default, Landlord, at its option, without further notice or demand to Tenant, may, in addition to all other rights and remedies provided in this Lease, at law or in equity elect one or more of the following remedies:

         (a) Terminate this Lease and Tenant's right of possession of the Premises, and recover all damages to which Landlord is entitled under law, specifically including but without limitation, all of Landlord's expenses of reletting (including, without limitation, rental concessions to new tenants, repairs, Alterations, legal fees and brokerage commissions). If Landlord elects to terminate this Lease, every obligation of the parties shall cease as of the date of such termination, except that Tenant shall remain liable for payment of Rent, performance of all other terms and conditions of this Lease to the date of termination and performance of all other terms and conditions of this Lease which expressly survive termination hereof;

         (b) Terminate Tenant's right of possession of the Premises without terminating this Lease, in which event Landlord may, but shall not be obligated to, relet the Premises, or any part thereof, for the account of Tenant, for such rent and term and upon such other conditions as are acceptable to Landlord. For purposes of such reletting, Landlord is authorized to redecorate, repair, alter and improve the Premises to the extent necessary in Landlord's discretion. Until Landlord relets the Premises, Tenant shall remain obligated to pay Rent to Landlord as provided in this Lease. If and when the Premises are relet and if a sufficient sum is not realized from such reletting after payment of all of Landlord's expenses of reletting (including, without limitation, rental concessions to new tenants, repairs, Alterations, legal fees and brokerage commissions) to satisfy the payment of Rent due under this Lease for any month, Tenant shall pay Landlord any such deficiency upon demand. Tenant agrees that Landlord may file suit to recover any sums due Landlord under this Section from time to time and that such suit or recovery of any amount due Landlord shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord;

         (c) Terminate this Lease and Tenant's right of possession of the Premises, and recover from Tenant the net present value of the Rent due from the date of termination until the Expiration Date, discounted at the lesser of the "base rate" referenced in the definition of the Interest Rate and calculated as of the date of termination or ten percent (10%) per annum; and

         (d) In addition to the foregoing, re-enter and repossess the Premises and remove all persons and effects therefrom, by summary proceeding, ejectment or other legal action. Landlord shall have no liability by reason of any such re-entry, repossession or removal.

    21.3 Rights Upon Possession. If Landlord takes possession pursuant to this
ARTICLE XXI, with or without terminating this Lease, Landlord may, at its option, remove Tenant's Alterations, signs, personal property, equipment and other evidences of tenancy, and store them at Tenant's risk and expense or dispose of them as Landlord may see fit, and take and hold possession of the Premises; provided, however, that if Landlord elects to take possession only without terminating this Lease, such entry and possession shall not terminate this Lease or release Tenant or any Guarantor, in whole or in part, from the obligation to pay the Rent reserved hereunder for the full Term or from any other obligation under this Lease or any guaranty thereof.

    21.4 No Waiver. If Landlord or Tenant shall institute proceedings hereunder and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any other rights hereunder. No waiver by either party hereto of any breach shall operate as a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment of Rent by Tenant or acceptance of Rent by Landlord shall operate as a waiver of any breach or default by Tenant under this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent herein stipulated shall be deemed to be other than a payment on account of the earliest unpaid Rent, nor shall any endorsement or statement on any check or communication accompanying a check for the payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

    21.5 Right of Landlord to Cure Tenant's Default. If an Event of Default shall occur, then Landlord may (but shall not be obligated to) make such payment or do such act to cure the Event of Default, and charge the amount of the expense thereof to Tenant. Such payment shall be due and payable upon demand; however, the making of such payment or the taking of such action by Landlord shall not be deemed to cure the Event of Default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled. Any such payment made by Landlord on Tenant's behalf shall bear interest until paid at the Interest Rate.

    21.6 Late Payment. If Tenant fails to pay any Rent within ten (10) days after such Rent becomes due and payable, Tenant shall pay to Landlord a late charge of ten percent (10%) of the amount of such overdue Rent. In addition, any such late Rent payment shall bear interest from the date such Rent became due and payable to the date of payment thereof by Tenant at the Interest Rate. Such late charge and interest shall be due and payable within two (2) days after written demand from Landlord.

                                  ARTICLE XXII
                                    MORTGAGES

    22.1 Subordination. This Lease is subject and subordinate to all ground or underlying leases and to any superior Mortgage(s) which may now or hereafter affect such leases or the Land and to all renewals, modifications, consolidations, replacements and extensions thereof. This subordination shall be self-operative; however, in confirmation thereof, Tenant shall execute promptly any instrument that Landlord or any Mortgagee may request confirming such subordination, provided such Mortgagee confirms its agreement not to disturb Tenant's possession absent an Event of Default hereunder. In this connection, Landlord hereby confirms that there is currently no mortgage encumbering the Project. In the event the Project is hereafter mortgaged, Landlord agrees to cause the Mortgagee to execute (with Tenant) Mortgagee's form non-disturbance agreement. Notwithstanding the foregoing, before any foreclosure sale under a Mortgage, the Mortgagee shall have the right to subordinate the Mortgage to this Lease, and, in the event of a foreclosure, this Lease may continue in full force and effect and Tenant shall attorn to and recognize as its landlord the purchaser of Landlord's interest under this Lease. Tenant shall, upon the request of a Mortgagee or purchaser at foreclosure, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination of the lien of any Mortgage to this Lease or Tenant's attornment to such Purchaser.

    22.2 Mortgagee Protection. Tenant agrees to give any Mortgagee by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that before such notice Tenant has been notified in writing of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then Mortgagee shall have an additional ten (10) days within which to cure such default; provided, however, that if such default cannot be reasonably cured within that time, then such Mortgagee shall have such additional time as may be necessary to cure such default so long as Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, the commencement of foreclosure proceedings, if necessary), in which event this Lease shall not be terminated or Rent abated while such remedies are being so diligently pursued. In the event of the sale of the Land, the Building or the Project by foreclosure or deed in lieu thereof, the Mortgagee or purchaser at such sale shall be responsible for the return of the Security Deposit only to the extent that such Mortgagee or purchaser actually received the Security Deposit.

                                  ARTICLE XXIII
                             SURRENDER; HOLDING OVER

    23.1 Surrender of the Premises. Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, in broom-clean condition and in as good condition as when Tenant took possession, including, without limitation, the repair of any damage to the Premises caused by the removal of any of Tenant's personal property or trade fixtures from the Premises, except for reasonable wear and tear and loss by fire or other casualty not caused by the willful misconduct of Tenant or its Agents. All trade fixtures, equipment, furniture, inventory, effects, alterations, additions and improvements left on or in the Premises or the Project after the Expiration Date or earlier termination of this Lease will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account for them; and Tenant will pay Landlord for all expenses incurred in connection with the removal of such property (unless Landlord has previously determined, in writing, that Tenant may leave such property at the Premises upon expiration, as contemplated by SECTION 12.4 hereof), including, but not limited to, the costs of repairing any damage to the Premises or the Project caused by the removal of such property. Tenant's obligation to observe and perform this covenant will survive the expiration or other termination of this Lease.

    23.2 Holding Over. In the event that Tenant shall not immediately surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, Tenant shall be deemed to be a tenant-at-will pursuant to the terms and provisions of this Lease, except the daily Basic Rent shall be one-hundred and fifty percent (150%) of the daily Basic Rent in effect on the Expiration Date or earlier termination of this Lease (computed on the basis of a thirty (30) day month). Notwithstanding the foregoing, if Tenant shall hold over after the Expiration Date or earlier termination of this Lease, and Landlord shall desire to regain possession of the Premises, then Landlord may immediately or at any time thereafter commence any legal process provided under applicable state law. In addition to the increased Basic Rent during hold over, as aforesaid, Tenant shall indemnify Landlord against all liabilities and damages sustained by Landlord by reason of such retention of possession.


                                  ARTICLE XXIV
                                 QUIET ENJOYMENT

    Landlord covenants that it owns the Project in fee simple and that if Tenant shall pay Rent and perform all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall during the Term peaceably and quietly occupy and enjoy possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of this Lease, the Restrictions and any Mortgage to which this Lease is subordinate.


                                   ARTICLE XXV
                                  MISCELLANEOUS

    25.1 No Representations by Landlord. Tenant acknowledges that neither Landlord nor its Agents nor any broker has made any representation or promise with respect to the Premises, the Project, the Land or the Common Area, except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth.

    25.2 No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between Landlord and Tenant other than that of landlord and tenant.

    25.3 Brokers. Landlord recognizes Broker(s) as the sole broker(s) procuring this Lease and shall pay Broker(s) a commission therefor pursuant to a separate agreement between Broker(s) and Landlord. Landlord and Tenant each represents and warrants to the other that it has not employed any broker, agent or finder other than Broker(s) relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim for brokerage or other commission arising from or out of any breach of the indemnitor's representation and warranty.

    25.4 Estoppel Certificate. Tenant shall, without charge, at any time and from time to time, within ten (10) days after request therefor by Landlord, Mortgagee, any purchaser of all or any portion of the Project or any other interested person, execute, acknowledge and deliver to such requesting party a written estoppel certificate certifying, as of the date of such estoppel certificate, the following: (i) that this Lease is unmodified and in full force and effect (or if modified, that the Lease is in full force and effect as modified and setting forth such modifications); (ii) that the Term has commenced (and setting forth the Commencement Date and Expiration Date); (iii) that Tenant is presently occupying the Premises; (iv) the amounts of Basic Rent and Additional Rent currently due and payable by Tenant; (v) that any Alterations required by the Lease to have been made by Landlord have been made to the satisfaction of Tenant; (vi) that there are no existing set-offs, charges, liens, claims or defenses against the enforcement of any right hereunder, including, without limitation, Basic Rent or Additional Rent (or, if alleged, specifying the same in detail); (vii) that no Basic Rent (except the first installment thereof) has been paid more than thirty (30) days in advance of its due date; (viii) that Tenant has no knowledge of any then uncured default by Landlord of its obligations under this Lease (or, if Tenant has such knowledge, specifying the same in detail); (ix) that Tenant is not in default; (x) that the address to which notices to Tenant should be sent is as set forth in the Lease (or, if not, specifying the correct address); and (xi) any other certifications requested by Landlord.

    25.5 Waiver of Jury Trial. LANDLORD AND TENANT EACH WAIVE TRIAL BY JURY IN CONNECTION WITH PROCEEDINGS OR COUNTERCLAIMS BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER OR TENANT'S USE OR OCCUPANCY OF THE PREMISES.

    25.6 Notices. All notices or other communications hereunder shall be in writing and shall be deemed duly given if addressed and delivered to the respective parties' addresses, as set forth in ARTICLE I: (i) in person; (ii) by Federal Express or similar overnight carrier service; or (iii) mailed by certified or registered mail, return receipt requested, postage prepaid. Such notices shall be deemed received upon the earlier of receipt or, if mailed by certified or registered mail, three (3) days after such mailing. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

    25.7 Invalidity of Particular Provisions. If any provisions of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

    25.8 Gender and Number. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number or gender as the context may require.

    25.9 Benefit and Burden. Subject to the provisions of ARTICLE X and except as otherwise expressly provided, the provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, heirs, successors and assigns. Landlord may freely and fully assign its interest hereunder.

    25.10 Entire Agreement. This Lease (which includes the Exhibits attached hereto) contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease shall be of any force or effect. This Lease (other than the Rules and Regulations, which may be changed from time to time as provided herein) may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by Landlord and Tenant.

    25.11  Authority.

         (a) Tenant hereby represents and warrants that Tenant is a duly formed and validly existing corporation, in good standing, qualified to do business in the district in which the Project is located, that the corporation has full power and authority to enter into this Lease and that the person executing this Lease on behalf of Tenant is authorized to do so by the corporation. Tenant further agrees that it shall provide Landlord with a secretary's certificate from the secretary of said corporation certifying as to the above in the form of EXHIBIT D attached hereto and made a part hereof.

         (b) Landlord hereby represents and warrants that Landlord is a duly formed, validly existing partnership qualified to do business in the applicable state, that the partnership has full power and authority to enter into this Lease, and that the entities executing this Lease on behalf of the partnership are authorized to do so.

    25.12 Attorneys' Fees. In any action or proceeding bought hereunder, the prevailing party shall be entitled to collect all reasonable attorney's fees and costs from the non-prevailing party.

    25.13 Interpretation. This Lease is governed by the laws of the state in which the Project is located. Furthermore, this Lease shall not be construed against either party more or less favorably by reason of authorship or origin of language.

    25.14 Landlord's Consent. Wherever and whenever in this Lease Landlord's consent or agreement is required, unless otherwise provided, Landlord may withhold its consent for any reason whatsoever.

    25.15 No Personal Liability; Sale. Neither Landlord nor its Agents, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease. If Landlord defaults in the performance of any of its obligations hereunder or otherwise, Tenant shall look solely to Landlord's equity, interest and rights in the Building for satisfaction of Tenant's remedies on account thereof. Landlord or any successor owner shall have the right to transfer and assign to a third party, in whole or part, all of its rights and obligations hereunder and in the Building and Land, and in such event, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease occurring thereafter shall terminate as of the day of such sale, and thereupon all such liabilities and obligations shall be binding on the new owner. Tenant agrees to attorn to such new owner. Any successor to Landlord's interest shall not be bound by: (i) any payment of Basic Rent or Additional Rent for more than one (1) month in advance, except for the payment of the first installment of first year Basic Rent; or (ii) as to any Mortgagee or any purchaser at foreclosure, any amendment or modification of this Lease made without the consent of such Mortgagee.



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

    25.16 Time of the Essence. Time is of the essence as with respect to all obligations contained in this Lease.

    25.17 Force Majeure. Landlord and Tenant (except with respect to the payment of Rent) shall not be chargeable with, liable for, or responsible to the other for anything or in any amount for any failure to perform or delay caused by: fire; earthquake; explosion; flood; hurricane; the elements; acts of God or the public enemy; actions, restrictions, governmental authorities (permitting or inspection), governmental regulation of the sale of materials or supplies or the transportation thereof; war; invasion; insurrection; rebellion; riots; strikes or lockouts, inability to obtain necessary materials, goods, equipment, services, utilities or labor; or any other cause whether similar or dissimilar to the foregoing which is beyond the reasonable control of such party (collectively, "Events of Force Majeure"); and any such failure or delay due to said causes or any of them shall not be deemed to be a breach of or default in the performance of this Lease.

    25.18 Headings. Captions and headings are for convenience of reference only.

    25.19 Memorandum of Lease. Tenant shall, at the request of Landlord, execute and deliver a memorandum of lease in recordable form. Tenant shall not record such a memorandum or this Lease without Landlord's consent. The party requesting recordation of a memorandum of this Lease shall be obligated to pay all costs, fees and taxes, if any, associated with such recordation.

    25.20 Intentionally Deleted.

    25.21 Financial Reports. Within thirty (30) days after Landlord's request, Tenant will furnish Tenant's most recent financial statements (including any notes to them) which Tenant has provided to the Securities and Exchange Commission, together with other generally available, public financial information on Tenant.

    25.22 Landlord's Fees. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for all of Landlord's actual out-of-pocket third party costs incurred in reviewing the proposed action or consent, including, without limitation, reasonable attorneys', engineers' or architects' fees, within ten
(10) days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

    25.23 Intentionally Deleted

    25.24 Effectiveness. The furnishing of the form of this Lease shall not constitute an offer and this Lease shall become effective upon and only upon its execution by and delivery to each party hereto.

    25.25 Light, Air or View Rights. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building and Project shall not affect this Lease, abate any payment owed by Tenant hereunder or otherwise impose any liability on Landlord.

    25.26 Special Damages. Under no circumstances whatsoever shall Landlord ever be liable hereunder for consequential damages or special damages unless Landlord engages in fraud.

    25.27 Remedies Cumulative. The remedies of Landlord hereunder shall be deemed cumulative and no remedy of Landlord, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other.



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

    25.28 Independent Covenant. The obligation of Tenant to pay all Rent and other sums hereunder provided to be paid by Tenant and the obligation of Tenant to perform Tenant's other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction therein is hereinabove expressly provided for and not otherwise. Tenant waives and relinquishes all rights which Tenant might have to claim any nature of a prejudgment lien against or withhold, or deduct from, or offset against any rent and other sums provided hereunder to be paid Landlord by Tenant.

                                  ARTICLE XXVI
                              RIGHT OF FIRST OFFER

    26.1 General. If at any time within the Term any portion of all remaining leaseable space located on the first and second floors of the Building (collectively, the "Right of First Offering Space") becomes or Landlord receives notice will become vacant and is not subject to a lease, option, right of extension or an expansion right contained in any other lease heretofore granted, Landlord shall so notify Tenant in writing. Tenant shall then have a period of ten (10) days after receipt of such notice in which to elect either to lease all of the Right of First Offering Space described in Landlord's notice or refuse to lease the same ("Right of First Offering"). Failure of Tenant to respond shall be deemed refusal to lease such Right of First Offering Space. This Right of First Offering shall not apply to space which is currently vacant until such currently vacant space is leased and subsequently becomes vacant and is subject to the rights of existing tenants in any lease, option, right of extension (heretofore or hereafter granted) or expansion right heretofore granted. In the event Tenant refuses to lease such Right of First Offering Space, Tenant's Right of First Offering with respect to all of the Right of First Offering Space shall automatically cease and forever terminate. If Tenant elects to lease the Right of First Offering Space, then Landlord and Tenant, within thirty (30) days after Tenant delivers to Landlord notice of the exercise of such option, shall execute an amendment to this Lease which shall (i) add the applicable Right of First Offering Space to the Premises under this Lease; (ii) increase the annual Basic Rent by an amount equal to the product of the then prevailing annual Market Rate (as determined in accordance with SECTION 26.2 below) multiplied by the total number of Rentable Square Feet in the applicable Right of First Offering Space; and (iii) increase Tenant's Proportionate Share in direct proportion to the increase of Rentable Square Footage in the Premises as a result of said amendment. Except as otherwise specifically indicated in this ARTICLE XXVI, all of the terms and conditions contained in this Lease shall apply to the Right of First Offering Space; provided, however, no improvement allowances shall be provided to Tenant. The commencement date for any Right of First Offering Space shall be thirty (30) days after the later of (i) notice of Tenant's election to lease said Right of First Offering Space or (ii) vacation of such Right of First Offering Space by the previous tenant; provided, however in the event Tenant actually occupies the Right of First Offering Space prior to such date for the conduct of its business, the commencement date shall be the earlier date upon which such space is occupied. In the event Tenant exercises any Right of First Offering, the Term with respect to such Right of First Offering Space shall be coterminous with the current remaining Term with respect to the Premises as may be extended.

    26.2 Market Rate. As used herein "Market Rate" shall mean the then prevailing market rate for full service base rent (and with any charges for parking only to the extent parking charges are then levied in market leases, which parking charges shall be included within the determination of Market Rate herein) for tenants of comparable quality for leases in buildings of comparable size, use and location in the Hartford, Connecticut Area, taking into consideration the extent of the availability of space as large as the Premises in the marketplace and all other economic terms then customarily prevailing in such leases in said marketplace.

    26.3 Condition of Premises. Tenant shall accept any Right of First Offering Space in "as is" condition as of the date of any election to lease such space hereunder.



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

    26.4 Conditions Precedent. Tenant's Right of First Offering is expressly subject to the following conditions precedent: (i) this Lease is in full force and effect; (ii) no material, adverse change in Tenant's financial condition has occurred, and (iii) no Event of Default shall exist or would exist but for the pendency of any cure periods provided for in SECTION 21.1 herein, either at the time of giving written notice of Tenant's election to Landlord or at the time possession of any such space is delivered to Tenant.

    26.5 Holdover. Landlord shall not be liable for the failure to give possession of any Right of First Offering space to Tenant by reason of the unauthorized holding over or retention of possession by any other tenant or occupant thereof, nor shall such failure impair the validity of this Lease nor extend the Term thereof.

    26.6 Termination of Right of First Offering. This Right of First Offering shall terminate on the first to occur of (i) Tenant's subleasing or assignment of more than one-third of the Premises, or (ii) two (2) Lease Years prior to the expiration of the Term unless Tenant delivers to Landlord a Renewal Notice and renews the Lease in accordance with ARTICLE XXVII, in which event such Right of First Offering shall terminate two (2) Lease Years prior to the expiration of the Term, as extended.

    26.7 Personal Right. This Right of First Offering is personal with respect to Raytel Medical Corporation. Any assignment or subletting , other than as permitted by SECTION 10.5, shall automatically terminate this ARTICLE XXVI in all respects.

                                  ARTICLE XXVII
                                 OPTION TO RENEW

    27.1 Grant of Option and General Terms. Provided that (i) no material adverse change has occurred in Tenant's financial condition; (ii) this Lease is in full force and effect, and (iii) no Event of Default shall exist under this Lease, or would exist but for the pendency of any cure periods provided under
SECTION 21.1, either on the date Tenant exercises its Renewal Option (as hereinafter defined) or as of the effective date of the Renewal Term (as hereinafter defined), Tenant shall have the option to extend the term of this Lease for one (1) additional period (the "Renewal Option") of five (5) years (the "Renewal Term"). The Renewal Option shall be subject to all of the terms and conditions contained in the Lease except that (i) the Renewal Rent (as hereinafter defined) shall be as set forth below; (ii) Landlord shall have no obligation to improve the Premises; and (iii) there shall be no further option to extend the Term of the Lease beyond the Renewal Term.

    27.2 Renewal Rent. The Renewal Rent for the Renewal Term shall be an amount equal to the prevailing Market Rate. As used herein "Market Rate" shall mean the greater of the amount of Basic Rent and Additional Rent payable hereunder during the last year of the initial Term (said amount to be payable for each year of the Renewal Term) or the then prevailing market rate for full service base rent (and with any charges for parking only to the extent parking changes are then levied in market leases, which parking charges shall be included within the determination of Market Rate herein) for tenants of comparable quality for renewal leases in buildings of comparable size, use and location in the Hartford, Connecticut Area, taking into consideration the extent of the availability of space as large as the Premises in the marketplace and all other economic terms then customarily prevailing in such renewal leases in said marketplace.

    27.3 Determination of Market Rate. Tenant shall send Landlord a preliminary expression of Tenant's willingness to renew this Lease no earlier than eighteen
(18) months or later than twelve (12) months prior to the expiration of the initial Term of this Lease ("Renewal Notice"). Tenant and Landlord shall negotiate in good faith to determine and mutually agree upon the Market Rate for the Renewal Term. If Landlord and Tenant are unable to agree upon the Market Rate for the Renewal Term, on or before nine (9) months prior to the expiration of the executed by both Landlord and Tenant, then within five (5) days after the last day of the Negotiation Period, Tenant may, by written notice to Landlord (the "Notice of Exercise"), irrevocably elect to exercise such Renewal Option, Tenant shall send the Notice of Exercise to Landlord stating (i) that Tenant is irrevocable exercising its right to extend the Term pursuant to ARTICLE XXVII; and (ii) Landlord and Tenant shall be irrevocably bound by the determination of Market Rate set forth hereinafter in this SECTION 27.3, and if applicable, SECTION 27.4. If Tenant shall fail to deliver the Notice of Exercise on or before five (5) days after the last day of the Negotiation Period, then Tenant shall have waived any right to exercise the Renewal Option. In the event any date referenced in this SECTION
27.3 falls on a day other than a business day, such date shall be deemed to be the next following business day.

    In the event Tenant timely delivers the Notice of Exercise to Landlord, Landlord and Tenant shall each simultaneously present to the other party their final determinations of the Market Rate for the Renewal Term (the "Final Offers') within ten (10) days after the last day of the Negotiation Period. If either party fails to timely deliver a Final Offer, then Market Rate shall equal the other party's Final Offer. If the Market Rate as determined by the lower of the two (2) proposed Final Offers is not more than ten percent (10%) below the higher, then the Market Rate shall be determined by averaging the two (2) Final Offers.

    If the difference between the lower of the two (2) proposed Final Offers is more than ten percent (10%) below the higher, then the Market Rate shall be determined by Baseball Arbitration (as hereinafter defined) in accordance with the procedure set forth in SECTION 27.4.

    27.4 Baseball Arbitration. For all purposes of this Lease, Baseball Arbitration shall follow the following procedures:

         (a) Within twenty (20) days after Landlord's receipt of Tenant's Notice of Exercise, Tenant and Landlord shall each select an arbitrator (Tenant's Arbitrator" and "Landlord's Arbitrator", respectively) who shall be a qualified and impartial person licensed in the State of Connecticut as MAI appraiser with at least five (5) years of experience in appraising the type of matters for which they are called on to appraise hereunder in the Hartford, Connecticut Area.

         (b) Landlord's Arbitrator and Tenant's Arbitrator shall name a third arbitrator, similarly qualified, within ten (10) days after the appointment of Landlord's Arbitrator and Tenant's Arbitrator.

         (c) Said third arbitrator shall, after due consideration of the factors to be taken into account under the definition of Market Rate set forth in
SECTION 27.2 and hearing whatever evidence the arbitrator deems appropriate from Landlord, Tenant and others, and obtaining any other information the arbitrator deems necessary in good faith, make its own determination of the Market Rate for the Premises as of the commencement of the Renewal Term (the "Arbitrator's Initial Determination") and thereafter select either Landlord's Final Offer or the Tenant's Final Offer, but no other, whichever is closest to the Arbitrator's Initial Determination (the "Final Determination"), such determination to be made within thirty (30) days and the market information upon which determinations are based shall be in writing and counterparts thereof shall be delivered to Landlord and Tenant within said thirty (30) day period. The arbitrator shall have no right or ability to determine the Market Rate in any other manner. The Final Determination shall be binding upon the parties hereto.

         (d) The costs and fees of the third arbitrator shall be paid by Landlord if the Final Determination shall be Tenant's Final Offer or by Tenant if the Final Determination shall be Landlord's Final Offer.

         (e) If Tenant fails to appoint Tenant's Arbitrator in the manner and within the time specified in SECTION 27.4, then the Market Rate for the Renewal Term shall be the Market Rate contained in the Landlord's Final Offer. If Landlord fails to appoint Landlord's Arbitrator in the manner and within the time specified in SECTION 27.4 then the Market Rate for the Renewal Term shall be the Market Rate contained in the Tenant's Final Offer. If Tenant's Arbitrator and Landlord's Arbitrator fail to appoint the third arbitrator within the time and in the manner prescribed in SECTION 27.4, then Landlord and Tenant shall jointly and promptly apply to the local office of the American Arbitration Association for the appointment of the third arbitrator.

    27.5 Personal Option. This Renewal Option is personal with respect to Raytel Medical Corporation. Any assignment or subletting , other than as permitted by
SECTION 10.5, shall automatically terminate this ARTICLE XXVII in all respects.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Date of Lease.

                                             LANDLORD:

                                             USGC JOINT VENTURE
                                             By: USAA Real Estate Company
ATTEST/WITNESS:                              Its Partner

/s/ PAULA MORTENSON                          By: /s/ T. PATRICK DUNCAN
-----------------------------------             --------------------------------

Name: PAULA MORTENSON                        Name: T. PATRICK DUNCAN
     ------------------------------               ------------------------------

                                             Title: Senior Vice President
                                                   -----------------------------


                                             By: Griffin Land & Nurseries, Inc.
                                             Its Partner

/s/ THOMAS H. HALLIGAN                       By:  /s/ MARTHA COLLIER
-----------------------------------             --------------------------------

Name: Thomas H. Halligan                     Name: MARTHA COLLIER
     ------------------------------               ------------------------------

                                             Title: Sr. V.P.
                                                   -----------------------------


                                             TENANT:
ATTEST/WITNESS:                              RAYTEL MEDICAL CORPORATION

/s/ GEOFFREY KIRKHAM                         By: /s/ JOHN F. LAWLER, JR.
-----------------------------------             --------------------------------

Name: Geoffrey Kirkham                       Name: JOHN F. LAWLER, JR.
     ------------------------------               ------------------------------

                                             Title: CFO
                                                   -----------------------------



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